UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Nektar Therapeutics
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEKTAR THERAPEUTICS
455 Mission Bay Boulevard South
San Francisco, California 94158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 4, 2026
AT 2:00 P.M. PACIFIC TIME
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Nektar Therapeutics, a Delaware corporation, which will be held by live webcast only. The 2026 Annual Meeting will be held on Thursday, June 4, 2026 at 2:00 p.m. Pacific Time for the following purposes:
1.	To elect one director with term to expire at the 2029 Annual Meeting of Stockholders.
2.
To approve an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
4.	To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).
5.	To conduct any other business properly brought before the 2026 Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2026 Annual Meeting is April 6, 2026 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2026 Annual Meeting or any adjournment thereof.
For the convenience of our stockholders, we have elected to hold the 2026 Annual Meeting by means of remote communication. The live webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time.
To participate in the live webcast, please visit www.virtualshareholdermeeting.com/NKTR2026. You will need the control number included on your Notice of Availability of Proxy materials, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time to allow time for check-in procedures. If you experience any technical difficulties during the check-in process or during the meeting, please call the number provided on the meeting website for technical support.
Your vote is very important. Whether or not you participate in the 2026 Annual Meeting, which will be held by live webcast on the day of the meeting, it is important that your shares be represented. You may vote your proxy on the Internet, by phone or by mail in accordance with the voting instructions in the Notice of Availability of Proxy Materials.
On behalf of the board of directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ Elizabeth Zhang
Elizabeth Zhang Vice President, Legal and Secretary
San Francisco, California
April 24, 2026

YOU ARE CORDIALLY INVITED TO ATTEND THE 2026 ANNUAL MEETING OF STOCKHOLDERS VIA LIVE WEBCAST ON THE DAY OF THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ON THE INTERNET, BY PHONE OR BY MAIL AS INSTRUCTED IN THE NOTICE OF AVAILABILITY OF PROXY MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE 2026 ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE DURING THE LIVE WEBCAST IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE 2026 ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

NEKTAR THERAPEUTICS
455 Mission Bay Boulevard South
San Francisco, California 94158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2026
AT 2:00 P.M. PACIFIC TIME
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
For the convenience of our stockholders, we have elected to hold the 2026 Annual Meeting of Stockholders solely by means of remote communication.
WHY AM I RECEIVING THESE MATERIALS?
We sent you a Notice of Availability of Proxy Materials (the “Notice”) because the board of directors of Nektar Therapeutics, a Delaware corporation (“Nektar,” the “Company,” “we” or “us”), is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held solely by live webcast on June 4, 2026 at 2:00 p.m. Pacific Time. There will be no in-person meeting. We invite you to attend the Annual Meeting by live webcast to vote on the proposals described in this proxy statement. However, you do not need to attend the live webcast meeting to vote your shares. Instead, you may vote by proxy over the Internet, by phone or by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, you may vote by mail. Please visit our website at www.nektar.com for updated information related to the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.
The webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time. To participate in the live webcast, please visit www.virtualshareholdermeeting.com/NKTR2026. You will need the control number included on your Notice, proxy card or voting instruction form. We encourage you to access the meeting prior to the start time to allow time for check-in procedures. If you experience any technical difficulties during the check-in process or during the meeting, please call the number provided on the meeting website for technical support.
You may submit a question during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NKTR2026 We will endeavor to answer as many questions received as time allows that comply with our Annual Meeting rules of conduct. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We also reserve the right to exclude questions regarding topics that are not relevant to the meeting matters. Information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our Annual Meeting rules of conduct, which will be available during the meeting on the meeting website.
The Notice was first sent or made available on or about April 24, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 6, 2026 will be entitled to vote at the Annual Meeting. On this Record Date, there were 29,679,647 of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 6, 2026, your shares were registered directly in your name with our transfer agent, Computershare Inc., then you are a stockholder of record. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote remotely at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting remotely, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on April 6, 2026, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
You are also invited to attend the Annual Meeting by live webcast. However, since you are not the stockholder of record, you may not vote your shares remotely at the Annual Meeting by live webcast unless you request and obtain a valid proxy from your broker, bank or other agent.
WHAT AM I VOTING ON?
There are four matters scheduled for a vote:
•	Proposal 1: To elect one director with term to expire at the 2029 Annual Meeting of Stockholders.
•
Proposal 2: To approve an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.

•	Proposal 3: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
•	Proposal 4: To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).
HOW ARE PROXY MATERIALS DISTRIBUTED?
Under rules adopted by the Securities and Exchange Commission (“SEC”), we are sending the Notice to our stockholders of record and beneficial owners as of April 6, 2026. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, on the Internet at www.nektar.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice.
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

HOW DO I VOTE?
You may either vote “For” or “Against” or abstain from voting with respect to the nominee to the board of directors. For Proposals 2, 3, and 4, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of April 6, 2026, you may vote remotely at the Annual Meeting by live webcast, vote by proxy over the Internet or by phone or by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote remotely if you have already voted by proxy.
1.
To vote during the meeting, attend the Annual Meeting which will be held by live webcast. To attend the live webcast meeting go to www.virtualshareholdermeeting.com/NKTR2026 on the day and time of the meeting. You will need the control number included on your proxy card or voting instruction form. We encourage you to access the meeting prior to the start time.

2.
To vote on the Internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2026 to be counted.

3.
To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2026 to be counted.

4.
To vote by mail, request a paper copy of the materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote by live webcast at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Notice, or contact your broker, bank or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 6, 2026, the Record Date.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to take any action during the meeting (other than to adjourn the meeting). The presence, by live webcast or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 6, 2026, there were 29,679,647 shares issued and outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote during the live webcast at the Annual Meeting. Even if your valid proxy card indicates that you abstain from voting or if a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” your shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting. If there is no quorum, the chairperson of the Annual Meeting or a majority of the votes represented at the Annual Meeting may adjourn the Annual Meeting to another date. If there is a quorum, the chairperson of the Annual Meeting or by the vote of a majority of the shares casting votes, excluding abstentions, at the Annual Meeting, may adjourn the Annual Meeting to another date.
WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?
If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:
1.	Proposal 1: “For” election of the nominee for director.
2.
Proposal 2: “For” the approval of an amendment to the Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000.

3.	Proposal 3: “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
4.	Proposal 4: “For” the approval of a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”) and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposals 1, 2, and 4 are matters considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposals 1, 2, and 4 and your shares will constitute broker non-votes which will be counted for purposes of determining whether a quorum exists, but will not affect the outcome of these proposals. Proposal 3 involves matters we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 3 and therefore no broker non-votes are expected to exist in connection with Proposal 3.
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the Annual Meeting, with respect to Proposal 1, “For” votes, “Against” votes, abstentions and broker non-votes for the nominee, with respect to Proposals 2, 4, “For” votes, “Against” votes, abstentions and broker non-votes, and with respect to Proposal 3, “For” votes, “Against” votes and abstentions.
WHO WILL SERVE AS INSPECTOR OF ELECTIONS?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
•
For Proposal 1 electing one member of the board of directors, the director must receive a “For” vote from a majority of the votes cast during the live webcast or by proxy at the Annual Meeting on the election of the director. A majority of the votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of the votes cast with respect to that director’s election.

•
For Proposal 2 approving an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan, the proposal must receive a “For” vote from a majority of the votes cast on the proposal either during the live webcast or by proxy at the Annual Meeting.

•
For Proposal 3 ratifying the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, the proposal must receive a “For” vote from a majority of the votes cast on the proposal either during the live webcast or by proxy at the Annual Meeting.

•
For Proposal 4 approving the resolution regarding executive compensation, the proposal must receive a “For” vote from a majority of the votes cast on the proposal either during the live webcast or by proxy at the Annual Meeting.

For purposes of all proposals above, votes cast shall include any shares voted “Against” and shall exclude abstentions and, to the extent applicable, broker non-votes.
WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies during the live webcast, by telephone or by other means of communication. We have retained Georgeson LLC (“Georgeson”) to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Georgeson a fee of approximately $15,500 plus customary costs and expenses for these services. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Notice and any other proxy materials to beneficial owners. We have agreed to indemnify Georgeson against certain liabilities relating to or arising out of its engagement.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
1.	A duly executed proxy card with a later date or time than the previously submitted proxy;
2.	A written notice that you are revoking your proxy to our Secretary, care of Nektar Therapeutics, at 455 Mission Bay Boulevard South, San Francisco, California 94158; or
3.	A later-dated vote on the Internet or by phone or a ballot cast during the live webcast at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting during the live webcast.
WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2027 proxy statement. Any such proposal must be submitted in writing to our Secretary, care of Nektar Therapeutics, 455 Mission Bay Boulevard South,

San Francisco, California 94158, by December 25, 2026. If we change the date of our 2027 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline for Rule 14a-8 stockholder proposals will change to a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Alternatively, under our bylaws, if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, you must provide specific information to us no earlier than March 6, 2027 and no later than the close of business on April 5, 2027. If we change the date of our 2027 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be changed to not later than the sixtieth day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the annual meeting date is first made, and no earlier than the close of business on the ninetieth day prior to such annual meeting. The public announcement of an adjournment or postponement of the 2027 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
A stockholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. Proposals or nominations not meeting these requirements will not be entertained at any annual meeting.
In relation to stockholder proposals and nominations, in certain instances we may exercise discretionary voting authority under proxies held by the board of directors. For instance, if we do not receive a stockholder proposal by April 5, 2027, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal if it is presented at the annual meeting. In addition, even if we are notified of a stockholder proposal within the time requirements discussed above, if the stockholder does not comply with certain requirements of the Exchange Act, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal if we include advice in our proxy statement on the nature of the matter and how we intend to exercise our discretion to vote on the matter.
WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the Notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for companies.
If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices, or other proxy materials, please notify your broker, bank or other agent, direct your written request to Nektar Therapeutics, Secretary, 455 Mission Bay Boulevard South, San Francisco, California 94158 or contact our Secretary at (415) 482-5300. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS
Our board of directors is presently comprised of six (6) directors and is divided into three (3) classes. Class I currently consists of one director. Class II currently consists of three directors and Class III currently consists of two directors. Each class has a three (3) year term. The one (1) current director in Class I is Howard W. Robin, whose term expires in 2026. Mr. Robin was previously elected by the stockholders at the 2023 Annual Meeting of Stockholders. Mr. Robin has been nominated for reelection at the Annual Meeting.
Vacancies on the board, including vacancies created by an increase in the number of directors, are filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class serves until the earliest of the end of the remaining term of that class, the election and qualification of his or her successor or such director’s death, resignation or removal.
Directors are elected by a majority of the votes cast at the Annual Meeting on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case but excluding abstentions and broker non-votes with respect to that director’s election. Shares represented by executed proxies by stockholders of record will be voted for the election of the one nominee named below, unless the “Against” or “Abstain” voting selection has been marked on the proxy card. Neither abstentions nor broker non-votes will have an effect on the outcome of the vote.
Following any election of directors where the number of nominees did not exceed the number of directors to be elected, any incumbent director who was a nominee and who did not receive a majority of votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, shall promptly tender his or her offer of resignation to our board of directors for consideration by our board of directors. A recommendation on whether or not to accept such resignation offer shall be made by the Nominating and Corporate Governance Committee or, if each member of the Nominating and Corporate Governance Committee did not receive the required majority vote or the Nominating and Corporate Governance Committee is otherwise unable to act, a majority of our board of directors shall appoint a special committee of independent directors for such purpose of making a recommendation to our board of directors (the committee with authority to act pursuant to this sentence shall be referred to herein as the “Nominating Committee”). If no independent directors received the required majority vote, our board of directors shall act on the resignation offers.
Within 60 days following certification of the stockholder vote, the Nominating Committee shall consider the resignation offer and recommend to our board of directors the action to be taken with respect to such offer of resignation. Absent a compelling reason for the director to remain on our board of directors, as determined by our board of directors in its business judgment, our board of directors shall accept the resignation offer. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating Committee recommendation or board of directors action regarding whether to accept the resignation offer. Our board of directors shall determine whether to accept the resignation offer and publicly disclose the decision and reasons therefor, by a press release, a filing with the SEC or other broadly disseminated means of communication, within 90 days following certification of the stockholder vote.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, the nominee will serve until the earliest of the 2029 annual meeting of our stockholders, the election and qualification of his or her successor or his or her death, resignation or removal.

The following is a brief biography of the nominee.
Howard W. Robin, age 73, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin has more than 40 years of successful biopharmaceutical experience managing clinical development and commercial operations. Prior to joining Nektar, Mr. Robin served as President and Chief Executive Officer of Sirna Therapeutics, a clinical-stage biotechnology company pioneering RNAi-based therapies for serious diseases and conditions, including age-related macular degeneration (AMD), hepatitis C, respiratory syncytial virus (RSV) and Huntington’s disease. During his tenure at Sirna from 2001 to 2006, Mr. Robin successfully re-launched the company and created significant shareholder value that led to its acquisition by Merck. Prior to joining Sirna, Mr. Robin was Senior Vice President and General Manager of the therapeutics division of Berlex Laboratories, the U.S. pharmaceutical subsidiary of the German pharmaceutical firm Schering AG, where he was responsible for the development of drugs, such as Betaseron(R) (Interferon beta-1b), the first therapy for multiple sclerosis, and Fludara(R) (fludarabine phosphate), the first therapy for chronic lymphocytic leukemia. These drugs generated annual global sales in excess of $1.5 billion. Prior to joining Berlex, Mr. Robin was a senior associate with Arthur Andersen & Co. Mr. Robin received his B.S. in Accounting and Finance from Fairleigh Dickinson University, where he previously served as a member of its Board of Trustees.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NAMED NOMINEE.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND
RESTATED 2017 PERFORMANCE INCENTIVE PLAN
At the Annual Meeting, our stockholders will be asked to approve an amendment to the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (the “2017 Plan” and as amended, the “Amended 2017 Plan”) to increase the authorized shares under the Amended 2017 Plan by 3,000,000 shares. The 2017 Plan was originally approved by our board of directors on March 28, 2017, subject to stockholder approval which was received on June 14, 2017, and was previously amended on June 26, 2018, June 17, 2020, June 10, 2021, June 8, 2022, June 8, 2023, June 5, 2024 and May 23, 2025. Our board of directors approved the Amended 2017 Plan on March 19, 2026, subject to stockholder approval at the Annual Meeting. On June 8, 2025, we effected a one-for-fifteen (1:15) reverse stock split of our common stock. The share numbers and limits set forth below and in the Amended 2017 Plan reflect the 1:15 reverse stock split, adjusted pursuant to Section 7.1 of the Amended 2017 Plan.
As of April 6, 2026, 2,500,490 shares were subject to outstanding stock options and restricted stock units granted under the 2017 Plan and 373,708 shares remained available for future grants under the 2017 Plan. If stockholders approve the amendment to the 2017 Plan, as of April 6, 2026, the number of shares available for future awards under the Amended 2017 Plan will increase by 3,000,000 shares to 3,373,708 shares.
On November 6, 2025, the board of directors approved and adopted the Nektar Therapeutics 2025 Inducement Plan (“2025 Inducement Plan”), to reserve 250,000 shares of common stock to be used exclusively for the grants of equity awards to individuals who were not previously an employee or non-employee director of the Company (or following a bona fide period of nonmployment), as an inducement material to such individual's entering into employment with Nektar, pursuant to Nasdaq Listing Rule 5635(c)(4). The 2025 Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and is administered by the Organization and Compensation Committee of the board of directors.
Additional Information on Outstanding Awards and Available Shares under the 2017 Plan and 2025 Inducement Plan
The following provides additional information on the total equity compensation awards outstanding and available shares.

As of April 6, 2026
Shares Outstanding and Available for Grant under the 2017 Plan and 2025 Inducement Plan
Total shares subject to outstanding stock options	2,326,369
Total shares subject to outstanding deferred restricted stock, restricted stock units, and performance restricted stock units(1)	198,331
Weighted-average exercise price of outstanding stock options under the 2017 Plan and 2025 Inducement Plan	$58.70
Weighted-average remaining contractual life of outstanding stock options (years) under the 2017 Plan and 2025 Inducement Plan	5.92
Total shares available for grant under the 2017 Plan and 2025 Inducement Plan but not yet granted(2)	599,498

(1)
There have been no RSUs issued under our 2025 Inducement Plan. Shares issued in respect of any “full-value award” granted under the 2025 Inducement Plan will be counted against the share limit as 1.50 shares for every one share actually issued in connection with the award.

(2)	Excludes shares available for purchase under ESPP (45,858 shares as of April 6, 2026).
Based solely on the closing price of our common stock as reported by the Nasdaq Capital Market on April 6, 2026 and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2017 Plan is $252,083,462.

Our 2017 Plan and equity compensation awards are an integral part of our overall compensation program that enables us to attract qualified and skilled employees and directors, retain our existing employees, including our experienced management team, and incentivize and motivate our employees to achieve important corporate goals, which ultimately contribute to the long-term success and value of the Company. As discussed further in this proxy statement, the Company made significant progress in advancing rezpegaldesleukin through important data catalysts in the past year. In 2025, we announced positive topline results from the Phase 2b study of rezpegaldesleukin in moderate-to-severe atopic dermatitis and established proof-of-concept of rezpegaldesleukin in patients with severe-to-very-severe alopecia areata. We intend to build on this success in 2026 by initiating Phase 3 studies of rezpegaldesleukin in patients with moderate-to-severe atopic dermatitis, as well as to continue to advance our pipeline of drug candidates. To achieve these goals, the Company must retain and attract the top talent and the ability to grant equity awards is critical to remain competitive in our industry.
Given the limited number of shares that currently remain available under the 2017 Plan, our board of directors and management believe it is important that this amendment be approved in order to maintain the Company’s ability to grant stock-based awards to retain employees and continue to provide them with strong incentives to contribute to the Company’s future success. The Company believes that incentives and stock-based awards motivate employees to achieve company-wide objectives and aligns individual performance with the success of the Company. We believe that the approval of this amendment to the 2017 Plan as described in this proposal is instrumental to our continued success and our ability to execute our strategic priorities and goals that will ultimately create long-term stockholder value.
All members of the board of directors and all of the Company’s executive officers will be eligible for awards under the Amended 2017 Plan and thus have a personal interest in the approval of the amendment to the 2017 Plan.
Stockholders are requested in this Proposal 2 to approve the amendment to the 2017 Plan. Approval of the amendment to the 2017 Plan requires the affirmative vote of a majority of the votes cast on the proposal, in person during the live webcast or by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have an effect on the outcome of the vote on this proposal. If stockholders do not approve this amendment, the 2017 Plan will continue in accordance with its current terms.
The essential features of the 2017 Plan, as proposed to be amended, are outlined below:
The principal terms of the Amended 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan and the amendment to the 2017 Plan, which appears as Exhibit A to this proxy statement.
Purpose. The purpose of the Amended 2017 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. Our board of directors or one or more committees appointed by our board of directors will administer the Amended 2017 Plan. Our board of directors has delegated general administrative authority for the Amended 2017 Plan to the organization and compensation committee of our board of directors. The organization and compensation committee may delegate some or all of its authority with respect to the Amended 2017 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the Amended 2017 Plan with respect to award grants including, without limitation, the authority:
•	to select participants and determine the type(s) of award(s) that they are to receive;
•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;
•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;
•	subject to the other provisions of the Amended 2017 Plan, to make certain adjustments to an outstanding award and to authorize the termination, conversion, succession or substitution of an award; and
•
to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other events referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the Amended 2017 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries. As of April 6, 2026, approximately 68 employees (including executive officers) and five non-employee directors would be eligible to participate in the 2017 Plan.
Authorized Shares; Limits on Awards. Subject to the adjustment provisions included in the 2017 Plan, the maximum number of shares of the Company’s common stock initially available for issuance pursuant to awards under the 2017 Plan equaled 8,300,000 shares of the Company’s common stock (reduced by the number of shares of common stock subject to awards granted under the 2012 Plan on or after March 31, 2017 and prior to the adoption of the 2017 Plan), which was increased to 19,200,000 by stockholder approval in June 2018, was increased to 29,200,000 by stockholder approval in June 2020, was increased to 34,200,000 by stockholder approval in June 2021, was increased to 39,200,000 by stockholder approval in June 2022, was increased to 51,200,000 by stockholder approval in June 2023, was increased to 59,200,000 by stockholder approval in June 2024, and was increased to 65,200,000 by stockholder approval in May 2025, which is adjusted to 4,346,666 following the 1:15 reverse stock split of the Company’s Common Stock made effective on June 8, 2025. The proposed amendment to the 2017 Plan would increase the total available shares to 7,346,666. Shares issued in respect of any “full-value award” granted under the Amended 2017 Plan will be counted against the share limit described in the preceding sentence as 1.50 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 restricted stock units under the Amended 2017 Plan, 150 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.
The following other limits are also contained in the Amended 2017 Plan:
•	the maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 7,346,666;
•	the maximum number of shares subject to options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 200,000 shares;
•
“performance-based awards” under Section 5.2 of the Amended 2017 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $5,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 200,000 shares; and

•
the aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of common stock that may be paid or granted during any calendar year to any non-employee director shall not exceed $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Amended 2017 Plan or the Company’s 2012 Performance Incentive Plan, 2008 Equity Incentive Plan, 2000 Non-Officer Equity Incentive Plan, or 2000 Equity Incentive Plan (collectively, the “Prior Plans”) will again be available for subsequent awards under the Amended 2017 Plan (with any such shares subject to full-value awards increasing the Amended 2017 Plan’s share limit based on the full-value award ratio described above or, in the case of an award granted under a Prior Plan, the full-value award ratio set forth in such Prior Plan). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the Amended 2017 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the Amended 2017 Plan. To the extent that an award granted under the Amended 2017 Plan or a Prior Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the Amended 2017 Plan (with any such shares subject to full-value awards increasing the Amended 2017 Plan’s share limit based on the full-value award ratio described above or, in the case of an award granted under a Prior Plan, the full-value award ratio set forth in such Prior Plan). In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the Amended 2017 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 75 shares (after adjustment for the full-value award share counting ratio described above) shall be counted against the share limits of the plan.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the Amended 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Amended 2017 Plan. The Company may not increase the applicable share limits of the Amended 2017 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards. The Amended 2017 Plan authorizes stock options, stock appreciation rights, stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions, awards of any similar securities with a value derived from the value of or related to the common stock and/or returns thereon, or cash awards. The Amended 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards granted under the Amended 2017 Plan will be subject to such terms and conditions as established by the Administrator and set forth in the underlying award agreement, including terms relating to the treatment of an award upon a termination of employment. Any award may be paid or settled in cash.
A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is eight years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the Amended 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the Amended 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is eight years from the date of grant.
Performance-Based Awards. The Administrator may grant performance-based awards under the Amended 2017 Plan. Performance-based awards are in addition to any of the other types of awards that may be granted under the Amended 2017 Plan. Performance-based awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.
The vesting or payment of performance-based awards may depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The criteria that the Administrator may use for this purpose may include, without limitation, any one or more of the following: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); working capital; stock price; total stockholder return; revenue; gross profit; operating income; net earnings (before or after interest, taxes, depreciation and/or amortization); gross margin; operating margin; net margin; return on equity or on assets or on net investment; cost containment or reduction; regulatory submissions or approvals; manufacturing production; completion of strategic partnerships; research milestones; any other measure selected by the Administrator or any combination thereof. As applicable, these terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its subsidiaries. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude determinable components of any performance goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.
The performance measurement period with respect to an award may range from three months to ten years. Performance-based awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of performance-based awards and may reserve discretion to reduce payments below maximum award limits.
Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the Amended 2017 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividends or dividend equivalent rights granted in connection with an award granted under the Amended 2017 Plan that is subject to vesting requirements, no dividends or dividend equivalent payments will be made unless the related vesting conditions of the award are satisfied.
Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of the Amended 2017 Plan. Notwithstanding anything in the Amended 2017 Plan to the contrary, the Administrator may approve an award agreement that, upon the termination of a participant’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an award agreement such that (i) any or all outstanding stock options and stock appreciation rights will become exercisable in part or in full, (ii) all or a portion of the restriction or vesting period applicable to any outstanding award will lapse, (iii) all or a portion of the performance measurement period applicable to any outstanding award will lapse and (iv) the performance goals applicable to any outstanding award (if any) will be deemed to be satisfied at the target, maximum or any other interim level.
Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the Amended 2017 Plan, upon the occurrence of a “change in control,” as defined in the Amended 2017 Plan, the Administrator may provide for the cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards granted under the Amended 2017 Plan. To the extent the administrator does not provide for the assumption, substitution or other continuation of the awards, then all awards then-outstanding under the Amended 2017 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, provided that the holder of a stock option or stock appreciation right would be given reasonable advance (but no more than ten days’) notice of the impending termination and a reasonable opportunity to exercise his or her vested stock option or stock appreciation right (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Amended 2017 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control and provide that any such acceleration shall be automatic upon the occurrence of any such event, including a termination of employment within a limited period of time following a corporate transaction.
Transfer Restrictions. Subject to certain exceptions contained in the Amended 2017 Plan, awards under the Amended 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Amended 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
No Limit on Other Authority. The Amended 2017 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Termination of or Changes to the Amended 2017 Plan. The board of directors may amend or terminate the Amended 2017 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of the plan. Unless terminated earlier by the board of directors, the authority to grant new awards under the Amended 2017 Plan will terminate on March 27, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
Clawback Policy. The awards under the Amended 2017 Plan are subject to the terms of the Nektar Therapeutics Compensation Recovery Policy as it may be in effect from time to time.
Federal Income Tax Consequences of Awards under the Amended 2017 Plan
The U.S. federal income tax consequences of the Amended 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the Company is generally entitled to deduct, except to the extent limited by Section 162(m) of the Code, and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although if the participant is subject to the U.S. federal alternative minimum tax, the difference between the option exercise price and the fair market value of the shares at the time of exercise is includible for purposes of such alternative minimum tax. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.
The current federal income tax consequences of other awards authorized under the Amended 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions constituting a substantial risk of forfeiture lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, restricted stock units, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, except to the extent limited by Section 162(m) of the Code.
If an award is accelerated under the Amended 2017 Plan in connection with a “change in control” (as defined in the Amended 2017 Plan), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under Section 280G of the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2017, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position. Beginning on or after January 1, 2027, the American Rescue Plan Act of 2021 (the “ARPA”) expands the applicability of Section 162(m) of the Code to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will at least be 10.
New Plan Benefits
The Company has not approved any awards that are conditioned upon stockholder approval of the amendment to the 2017 Plan. The Administrator has the discretion to grant awards under the Amended 2017 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s named executive officers or others under the Amended 2017 Plan.

Plan Benefits
The following table shows the number of shares of our common stock underlying options and restricted stock units granted under the 2017 Plan from its inception through April 6, 2026 by certain individuals and certain groups of individuals.

	Stock Options	Restricted Stock Units
Name and Position	Number of Shares (#)	Number of Units(1) (#)
Howard W. Robin President and Chief Executive Officer	662,020	170,281
Sandra Gardiner(2) Interim Chief Financial Officer	0	0
Mark A. Wilson(3) Former Chief Legal Officer	163,025	40,235
Jonathan Zalevsky, Ph.D. Chief Research and Development Officer	209,860	75,903
Named Executive Officer Group (4 persons)	1,034,905	286,419
Non-Executive Director Group (5 persons other than Mr. Robin)	124,677	15,495
Each nominee for election as a director	662,020	170,281
Each associate of any executive officers, current directors or director nominees	0	0
Each other person who received or is to receive 5% of awards	223,193	59,654
Employee Group (other than named executive officers)(4)	1,472,022	445,668

(1)	Includes both RSUs and performance-based RSUs awarded under the 2017 Plan.
(2)
Ms. Gardiner was appointed our Interim Chief Financial Officer as of April 17, 2023. Ms. Gardiner is a partner at FLG Partners, LLC and provides services as Interim Chief Financial Officer as an outside consultant pursuant to a consulting agreement between the Company and FLG Partners, LLC.

(3)	Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company.
(4)	Includes approximately 57 current employees who have received equity awards under the 2017 Plan.
Equity Compensation Plan Information
The following table presents aggregate summary information as of December 31, 2025, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders(1)	2,651,509	$59.34	353,240
Equity compensation plans not approved by security holders(2)	18,310	$58.74	231,690
Total	2,669,819	$59.34	584,930

(1)	Consists of our Amended and Restated 2017 Performance Incentive Plan.
(2)
On November 6, 2025, the Board of Directors approved and adopted the 2025 Inducement Plan, to reserve 250,000 shares of common stock to be used exclusively for the grants of equity awards to individuals who were not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment), as an inducement material to such individual’s entering into employment with Nektar, pursuant to Nasdaq Listing Rule 5635(c)(4). The 2025 Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and is administered by the Organization and Compensation Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2 FOR
APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED 2017 PERFORMANCE
INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our consolidated financial statements since our inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.
The affirmative vote of the holders of a majority of the votes cast on the proposal during the live webcast or by proxy at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP for our fiscal year ending December 31, 2026. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. No broker non-votes are expected to exist in connection with this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION
The board of directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders.
We urge you to carefully review the Compensation Discussion and Analysis section of this proxy statement for details on our executive compensation, including our compensation philosophy and objectives and the 2025 compensation of the named executive officers (“NEOs”).
We are presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the NEOs by voting for or against the following resolution (a “say-on-pay” vote), as required pursuant to Section 14A of the Exchange Act:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement for the Company’s 2026 Annual Meeting is hereby APPROVED.”
While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our board of directors and our Organization and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.
The affirmative vote of a majority of the votes cast on the proposal by holders of the shares of common stock present during the live webcast or represented by proxy at the Annual Meeting is required (on a non-binding advisory basis) for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 6, 2026, by: (i) each director; (ii) each of our NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158.

	Beneficial Ownership**
Beneficial Owner	Number of Shares	Percent of Total
FMR LLC(1)	3,036,761	10.2%
Entities affiliated with Two Seas Global (Master) Fund LP(2)	1,959,178	6.6%
Entities affiliated with BVF Inc.(3)	1,276,595	5.3%
Jeff Ajer(4)	26,708	*
Diana Brainard, M.D.(5)	24,711	*
Robert Chess(6)	41,450	*
R. Scott Greer(7)	44,669	*
Howard W. Robin(8)	429,483	1.4%
Roy A. Whitfield(9)	43,615	*
Sandra Gardiner(10)	—	—
Jonathan Zalevsky, Ph.D.(11)	133,099	*
All executive officers and directors as a group (8 persons)	743,734	2.5%

*	Denotes ownership percentage less than 1%.
**
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,679,647 shares outstanding on April 6, 2026, adjusted as required by rules promulgated by the SEC.

(1)
Based solely on the Schedule 13G/A filed with the SEC on March 6, 2026 by FMR LLC, consists of 3,036,760.61 shares of our common stock beneficially owned by, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)
Based solely on the Schedule 13G filed with the SEC on April 17, 2026, consists of 1,959,178 shares of our common stock owned by Two Seas Global (Master) Fund LP (the “Global Fund”). Two Seas Capital LP (“TSC”) may be deemed to have sole power to vote and sole power to dispose of the common stock held by the Global Fund, through its capacity as investment adviser of the Global Fund. Two Seas Capital GP LLC (“TSC GP”) may be deemed to have sole power to vote and sole power to dispose of the common stock held by the Global Fund, through its capacity as general partner of TSC. Sina Toussi may be deemed to have sole power to vote and sole power to dispose of the common stock owned by the Global Fund, through his capacity as Managing Member of TSC GP. The principal address for Global Fund, TSC, and TSC GP is 32 Elm Place — 3rd Floor, Rye, New York 10580.

(3)
Based solely on the Schedule 13G filed with the SEC on July 9, 2025, consists of 661,758 shares of common stock owned by Biotechnology Value Fund, L.P. (“BVF”), 517,813 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”), 71,367 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the 661,758 shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the 517,813 shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 71,367 shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 1,179,571 shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of BVF Partners OS Ltd (“Partners OS”), may be deemed to beneficially own the 1,276,595 shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in a certain Partners managed account (the “Partners Managed Account”), including 25,657 shares held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 1,276,595 Shares beneficially owned by Partners. Mr. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 1,276,595 shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the Shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. The principal business address of BVF, BVF GP, BVF2, BVF2GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, CA 94104, and the principal business address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. In addition, on February 13, 2026, we issued pre-funded warrants to entities affiliated with BVF Inc. that are exercisable at any time for an aggregate of 293,103 shares of our common stock at an exercise price of $0.0001 per share The pre-funded warrants may not be exercised to the extent that doing so would result in the holder of the pre-funded warrants (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) beneficially owning more than 9.99% of the shares of our common stock then outstanding immediately after giving effect to such exercise. The beneficial ownership reported above includes shares underlying such pre-funded warrants.
(4)	Includes 24,431 shares issuable upon exercise of stock options exercisable within 60 days of April 6, 2026.
(5)	Includes 22,807 shares issuable upon exercise of stock options exercisable within 60 days of April 6, 2026.
(6)	Includes 24,431 shares issuable upon exercise of stock options exercisable within 60 days of April 6, 2026.
(7)	Includes 24,431 shares issuable upon exercise of stock options exercisable within 60 days of April 6, 2026.
(8)
Includes (i) 372,925 shares issuable upon exercise of stock options exercisable within 60 days of April 6, 2026, (ii) 1,354 shares from RSU awards that are scheduled to vest and be released within 60 days of April 6, 2026 and (iii) 28 shares owned by Mr. Robin’s spouse.

(9)
Includes (i) 24,431 shares issuable upon exercise of stock options exercisable within 60 days of April 6, 2026 and (ii) 4,767 shares held in trusts for Mr. Whitfield’s children under which Mr. Whitfield is the sole trustee.

(10)	Ms. Gardiner does not own any common stock of the Company
(11)
Includes (i) 117,394 shares issuable upon exercise of stock options exercisable within 60 days of April 6, 2026 and (ii) 391 shares from RSU awards that are scheduled to vest and be released within 60 days of April 6, 2026.

Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2025, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We review all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Audit Committee of the board of directors reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the committee considers:
•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the dollar amount and type of transaction;
•	the importance of the transaction to the related person;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the committee deems appropriate.
Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting where the Audit Committee reviews the transaction.
As required under SEC rules, related party transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our proxy statement. Historically, we have not entered into transactions with related parties. On April 7, 2023, we entered into a consulting agreement with FLG Partners, LLC (“FLG Partners”), pursuant to which Sandra Gardiner, a partner at FLG Partners, provides consulting services to us and serves as our Interim Chief Financial Officer. In 2025, we paid FLG Partners $686,400 for the consulting services of Ms. Gardiner and $7,269 for reimbursement of out-of-pocket travel expenses.
During the 2025 fiscal year, there were no other relationships or transactions between us and any related party for which disclosure is required under the rules of the SEC.

INFORMATION ABOUT THE BOARD OF DIRECTORS
The following is a brief biography of each current director, including each nominee for reelection at the Annual Meeting to a new term of office and each director whose current term of office continues through the Annual Meeting.
CURRENT DIRECTOR NOMINATED FOR REELECTION TO SERVE UNTIL THE 2029 ANNUAL MEETING
Howard W. Robin, age 73, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin has more than 40 years of successful biopharmaceutical experience managing clinical development and commercial operations. Prior to joining Nektar, Mr. Robin served as President and Chief Executive Officer of Sirna Therapeutics, a clinical-stage biotechnology company pioneering RNAi-based therapies for serious diseases and conditions, including age-related macular degeneration (AMD), hepatitis C, respiratory syncytial virus (RSV) and Huntington’s disease. During his tenure at Sirna from 2001 to 2006, Mr. Robin successfully re-launched the company and created significant shareholder value that led to its acquisition by Merck. Prior to joining Sirna, Mr. Robin was Senior Vice President and General Manager of the therapeutics division of Berlex Laboratories, the U.S. pharmaceutical subsidiary of the German pharmaceutical firm Schering AG, where he was responsible for the development of drugs, such as Betaseron(R) (Interferon beta-1b), the first therapy for multiple sclerosis, and Fludara(R) (fludarabine phosphate), the first therapy for chronic lymphocytic leukemia. These drugs generated annual global sales in excess of $1.5 billion. Prior to joining Berlex, Mr. Robin was a senior associate with Arthur Andersen & Co. Mr. Robin received his B.S. in Accounting and Finance from Fairleigh Dickinson University, where he previously served as a member of its Board of Trustees.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING
Jeff Ajer, age 63, was appointed to the board of directors in September 2017. Mr. Ajer is the Chief Commercial Officer at Mendra, a biopharma AI Company. He was the former Executive Vice President and Chief Commercial Officer from 2014 to 2024 at BioMarin, a global biotechnology company that develops and commercializes innovative therapies for people with serious and life-threatening rare disorders. Mr. Ajer has more than 25 years of experience driving commercialization for rare diseases and specialty medicines, including leading commercial planning for late-stage pipeline programs, product marketing, reimbursement, and sales operations. After joining BioMarin in 2005 as one of the first sales and marketing employees, he held roles of increasing responsibility including Vice President, Commercial Operations, The Americas; Senior Vice President and Chief Commercial Officer; and Executive Vice President and Chief Commercial Officer. Mr. Ajer was integral in establishing BioMarin’s commercial infrastructure and global footprint and played a leadership role in the launches and growth strategies for BioMarin’s commercial brands including Brineura™, Vimizim®, Kuvan® and Naglazyme®. Prior to his time at BioMarin, Mr. Ajer served as Vice President, Global Transplant Operations at Genzyme Corporation and held positions in sales, marketing, and operations at SangStat Medical Corporation and ICN Pharmaceuticals. Mr. Ajer has served as a member of the board of directors of Viridian Therapeutics, Inc. since April 2025. He received his B.S. degree in chemistry and MBA from the University of California, Irvine.
Robert Chess, age 69, is the Chairman of our board of directors and has served as a director since May 1992. From March 2006 until January 2007, Mr. Chess served as our Acting President and Chief Executive Officer, and from April 1999 to January 2007, served as Executive Chairman. He also served as our Co-Chief Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer from May 1992 to August 1998. Mr. Chess was previously the co-founder and President of Penederm, Inc., a publicly-traded dermatological pharmaceutical company that was sold to Mylan Laboratories. He has held management positions at Intel Corporation and Metaphor Computer Systems (now part of IBM), and was a member of the first President Bush’s White House staff as a White House Fellow and Associate Director of the White House Office of Economic and Domestic Policy. Mr. Chess serves on the board of directors and is the lead director of Twist Biosciences, a publicly-traded company in the synthetic biology field. He is Chairman of two private companies: Bighat Biosciences, which does ML-guided biologics design, and Issio Solutions, which is in the labor productivity software field. From 1997 until his retirement in 2009, Mr. Chess served on the board of directors of the Biotechnology Industry Organization (“BIO”). Mr. Chess served as Chairman of BIO’s Emerging Companies Section and Co-Chairman of BIO’s Intellectual Property

Committee. Mr. Chess was the initial Chairman of Bio Ventures for Global Health and served on its Board through 2022. He currently is a member of the faculty of the Stanford Graduate School of Business, where he teaches courses in the MBA program on the healthcare industry and the business opportunity created by aging demographics and increased longevity. Mr. Chess received his B.S. degree in Engineering with honors from the California Institute of Technology and an M.B.A. from Harvard University.
Roy A. Whitfield, age 72, has served as our director since August 2000 and as Lead Independent Director since January 2019. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (“Incyte”), a drug discovery and development company he co-founded in 1991. From January 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer and from November 2001 until June 2003 as its Chairman. He also served as a director of Incyte from 1991 to January 2014. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation (“Technicon”), a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING
Diana Brainard, M.D., age 55, was appointed to our board of directors in November 2021. Dr. Brainard is an Entrepreneur Partner at MPM BioImpact, a biotechnology investment firm. She formerly served as the Chief Executive Officer and a member of the board of directors of AlloVir, Inc., a late clinical-stage cell therapy company. Prior to joining AlloVir, Inc., Dr. Brainard served as Senior Vice President and Virology Therapeutic Area Head at Gilead Sciences, Inc. from 2018 to April 2021. From 2015 to 2018, Dr. Brainard served as Vice President of Clinical Research, Liver Diseases at Gilead Sciences, Inc. Dr. Brainard obtained her B.A. degree from Brown University and her M.D. from Tulane University School of Medicine.
R. Scott Greer, age 67, has served as our director since February 2010. Mr. Greer currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm. He also currently serves as the Chairman of the Board of Vertero Therapeutics, Inc., a private biotechnology company. In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer. He previously also served as a director of Abgenix from 1996 and Chairman of the board of directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in 2006. Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company. Mr. Greer served as a member or chairman of the board of directors of numerous public and private biotechnology and medical device companies. Mr. Greer received a B.A. in Economics from Whitman College and an M.B.A. degree from Harvard University. He also was a certified public accountant.
MEETINGS OF THE BOARD OF DIRECTORS
The board of directors met 15 times during 2025. For the term of service during which he or she was a director in fiscal year 2025, each board member attended 75% or more of the aggregate of the board meetings and key committee meetings. All of our directors on our board attended our 2025 annual meeting of stockholders.
CORPORATE GOVERNANCE
The board of directors has documented our governance practices in our Corporate Governance Policy Statement to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Policy Statement sets forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The Corporate Governance Policy Statement also provides that the board of directors will include qualified candidates when filling positions for Chief Executive Officer vacancies and board membership from a variety of backgrounds and experiences, including candidates of gender, age and racial/ethnic diversity. In any retained search for Chief Executive Officer and board candidates, the board of directors will direct the third party search firm to identify and include candidates with gender and racial/ethnic diversity as part of the retained search. The Corporate Governance Policy Statement, as well as the charters for each committee of the board, may be viewed at www.nektar.com.
BOARD LEADERSHIP STRUCTURE
The positions of Chief Executive Officer and Chairman of the board of directors are currently held by Howard W. Robin and Robert B. Chess, respectively. The board of directors believes at this time having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board of director’s oversight of, and independence from, management, and allows the Chief Executive Officer to focus more on the strategy and operations of the Company.
Lead Independent Director
Roy A. Whitfield serves as our Lead Independent Director. The board of directors believes that a robust Lead Independent Director role facilitates independent board oversight of management. In accordance with our Corporate Governance Policy Statement, the Lead Independent Director shall, among other things, (i) have authority to call meetings of the independent directors; (ii) chair meetings of the independent directors in the event the Chairman of the board of directors is not independent; (iii) serve as a liaison between the Chairman of the board and the independent directors; (iv) approve information sent to the board; (v) approve meeting agendas for the board; (vi) approve meeting schedules for the board to assure that there is sufficient time for discussion of all agenda items; and (vii) have such other duties and responsibilities as may be assigned by the board from time to time.
RISK OVERSIGHT
The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors. The board of directors responsibilities include, among other matters:
•	Review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties.
•
Periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs.

•	Regular consideration of the risks and uncertainties presented by alternative clinical development strategies.
•	Periodic review and oversight of information technology (e.g., cybersecurity) risks and opportunities.
•
Regular review of the progress and results of the Company’s clinical development programs and early research efforts including but not limited to the strengths, weaknesses, opportunities and threats for these programs.

•	Periodic review and oversight of material outstanding litigation or threatened litigation.
•	Review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies.
•	Regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals.
•	Regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business.
•	Periodic review of the Company’s intellectual property estate.
•	Periodic review and assessment of CEO succession planning.

•	Periodic review of the Company’s compensation programs.
•	Periodic review and assessment of the Company’s environment, social and governance-related policies.
The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.
The risk oversight function of the board of directors is also administered through various board committees. The Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The Audit Committee also periodically reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions. To assist the Audit Committee in its risk management oversight function, the internal auditor has a direct reporting relationship to the Audit Committee. The Company’s internal audit function is focused on internal control monitoring and activities in support of the Audit Committee’s risk oversight function.
The Organization and Compensation Committee is responsible for the design and oversight of the Company’s compensation programs as well as succession planning for the chief executive officer position and other key executive positions. The Organization and Compensation Committee regularly considers whether the Company’s compensation policies and practices create risks that could have a material adverse impact on the Company and has concluded that they do not based on several design features of our compensation program that we believe reduces the likelihood of excessive risk-taking, including the following:
•	the compensation plan design provides a mix of base salary, short-term incentive compensation opportunity and equity compensation earned over multiple-year periods;
•
the determination of the corporate performance rating under the annual bonus plan is based on our achievement of a diversified mix of development, research, organizational and financial objectives. Thus, the achievement of any single corporate objective does not have a disproportionate impact on the aggregate annual bonus awarded;

•	each employee’s annual cash bonus is determined by a combination of the corporate performance rating and a subjective determination of individual performance;
•	the maximum payout levels for annual incentive bonuses are capped at 200% of each employee’s annual target bonus;
•
a substantial portion of each executive’s compensation opportunity is in the form of long-term equity incentives, which help to further align the long-term interests of our executives with those of our stockholders;

•
all employees are subject to our security trading policy which prohibits trading in derivative securities (i.e., puts or calls), short selling, and any trading in the Company’s securities on margin; and

•
each executive officer is subject to our claw-back policy which provides that any compensation received by an executive officer based upon the achievement of financial results that are subsequently revised is subject to cancellation or a reimbursement obligation.

The Nominating and Corporate Governance Committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. The committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.
In carrying out their risk oversight functions, the board of directors and its committees routinely request, and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a research-based development stage biopharmaceutical company and the fast-paced changes in the biopharmaceutical industry. In that regard, in 2025 the Company maintained a risk management committee composed of senior managers in charge of important functional areas that regularly reported to the board of directors or one of its designated committees.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Capital Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these standards, after review of all relevant transactions (if any) or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Robin, our President and Chief Executive Officer.
As required under applicable Nasdaq listing standards, in the 2025 fiscal year, our independent directors met four times in regularly scheduled executive sessions. The Lead Director, Mr. Whitfield, presided over such sessions at which only independent directors were present.
INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS
The board of directors has three regularly constituted committees: an Audit Committee, an Organization and Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information as of December 31, 2025, for each of the board committees:

Name	Audit	Organization and Compensation	Nominating and Corporate Governance
Jeff Ajer	X	X
Diana Brainard, M.D.		X*	X
Robert B. Chess
R. Scott Greer	X*	X	X
Howard W. Robin
Roy A. Whitfield	X		X*
Total meetings in the 2025 fiscal year	5	5	2

*	Committee Chairperson
Below is a description of each standing committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.
AUDIT COMMITTEE
The Audit Committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee:
•	evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;
•	determines whether to retain or terminate our independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;
•
reviews and determines the engagement of the independent auditors, including the overall scope and plans for their respective audits, the adequacy of staffing and compensation, and negotiates and executes, on behalf of the Company, engagement letters with the independent auditors;

•
establishes guidelines and procedures with respect to the rotation of the lead or coordinating audit partners having primary responsibility for the audit and the audit partner responsible for reviewing the audit;

•
reviews and approves the retention of the independent registered public accounting firm for any permissible non-audit services and, at least annually, discusses with our independent registered public accounting firm, and reviews, that firm’s independence;

•
obtains and reviews, at least annually, a formal written statement prepared by the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company and discusses with the independent registered public accounting firm, and reviews, its independence from management and the Company;

•
reviews with the independent registered public accounting firm any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent registered public accounting firm and management’s response;

•	reviews with management and the independent registered public accounting firm the scope, adequacy and effectiveness of our financial reporting controls;
•
reviews and discusses with management, the Company’s risk management committee, the internal auditor and the independent registered public accounting firm, as appropriate, the Company’s major financial risks, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•	reviews and evaluates the Company’s information technology (e.g., cybersecurity) processes and risks;
•
establishes and maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•
investigates and resolves any disagreements between our management and the independent registered public accounting firm regarding our financial reporting, accounting practices or accounting policies and reviews with the independent registered public accounting firm any other problems or difficulties it may have encountered during the course of the audit work;

•	meets with senior management and the independent registered public accounting firm in separate executive sessions;
•	reviews the consolidated financial statements to be included in our quarterly reports on Form 10-Q and our annual reports on Form 10-K;
•
discusses with management and the independent registered public accounting firm the results of the independent registered public accounting firm’s review of our quarterly consolidated financial statements and the results of our annual audit and the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and reviews the Company’s environmental, social and governance (“ESG”) disclosures in our periodic reports;

•
reviews and discusses with management and the independent registered public accounting firm any material financial arrangements of the Company which do not appear on the financial statements of the Company and any significant transactions or courses of dealing with parties related to the Company;

•	reviews with management and the independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;
•	oversees the Company’s internal audit function;
•
discusses with management and the independent registered public accounting firm any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s consolidated financial statements, financial reporting process or accounting policies;

•	oversees the preparation of the Audit Committee report to be included in the Company’s annual report or proxy statement; and
•
reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions.

The Audit Committee has the authority to retain special legal, accounting or other professional advisors to advise the committee as it deems necessary, at our expense, to carry out its duties and to determine the compensation of any such advisors.
Mr. Greer currently serves as the Chairperson of the Audit Committee of our board of directors. The board of directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent. During the 2025 fiscal year, the board of directors determined that Mr. Greer also qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Mr. Greer’s level of knowledge and experience based on a number of factors, including his formal education and prior experience as a Chief Executive Officer and Chief Financial Officer at public reporting companies and as the chairperson of public company audit committees. The Audit Committee has adopted a written Audit Committee charter that is available on our corporate website at www.nektar.com.
ORGANIZATION AND COMPENSATION COMMITTEE
The Organization and Compensation Committee of the board of directors administers the variable compensation programs and oversees and reviews management’s recommendations for organization structure and development of the Company and the Company’s compensation policies and practices, the type and level of cash and equity-based compensation, covering officers, employees and consultants of the Company. Additionally, the Organization and Compensation Committee recommends to the board of directors for review and approval of the Chief Executive Officer’s compensation as well as the compensation of the non-employee directors. The Organization and Compensation Committee:
•	reviews and approves the structure and guidelines for various incentive compensation and benefit plans;
•	may grant equity awards under the various equity incentive compensation and benefit plans or any inducement plans established under Nasdaq Listing Rule 5635(c)(4) and IM-5635-1;
•
approves the compensation for the executive officers of the Company and those vice-president level employees that report directly to the President and Chief Executive Officer, including, but not limited to, annual salary, bonus, equity compensation and other benefits;

•
recommends the Chief Executive Officer’s compensation, including, but not limited to, annual salary, bonus, equity compensation and other direct or indirect benefits, for approval by the independent members of the board of directors

•
recommends the compensation levels for the members of the board of directors who are not employed by us or our subsidiaries (“non-employee directors”) for approval by the independent members of the board of directors;

•
reviews the operation of the Company’s executive compensation programs to determine whether they remain supportive of the Company’s business objectives and are competitive relative to comparable companies and establishes and periodically reviews policies for the administration of executive compensation programs;

•
reviews the Company’s executive compensation arrangements to evaluate whether incentive and other forms of compensation do not encourage inappropriate or excessive risk taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s executive compensation arrangements;

•
reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the Organization and Compensation Committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•	oversees the preparation of the Organization and Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K;
•	reviews and reassess the adequacy of the Organization and Compensation Committee charter on at least an annual basis;
•	reviews management recommendations on organization structure and development, including succession planning; and
•	reviews performance of the executive officers and vice-president level employees that report directly to the Chief Executive Officer; and
•
periodically reviews and discusses with management the Company’s talent, and culture strategy, which may include human capital programs and policies regarding management development, talent planning, s, and employee culture and engagement.

The Organization and Compensation Committee takes into account our President and Chief Executive Officer’s recommendations regarding the compensatory arrangements for our executive officers, although our President and Chief Executive Officer does not participate in the deliberations or determinations of his own compensation. In particular, the Organization and Compensation Committee considered our President and Chief Executive Officer’s recommendations for 2025 regarding determination of annual base compensation, award of annual performance-based bonus compensation and the equity granted to our executive officers excluding himself. While the Organization and Compensation Committee considers and appreciates the input and expertise of management in making its decisions, it does ensure that an executive session where no management is present is included in the agenda for every committee meeting. The Organization and Compensation Committee’s charter gives the committee the sole authority to retain independent counsel, compensation and benefits consultants or other outside experts or advisors that it believes to be necessary or appropriate. During 2025, the Organization and Compensation Committee continued to retain the services of Aon’s Human Capital Solutions practice, a division of Aon, plc (“Aon”), a nationally recognized executive compensation consulting firm that performs compensation benchmarking, analysis and design services. Aon was engaged in 2025 to provide regulatory, legislative updates and market trend analysis, to provide analysis on our compensation programs, to provide recommendations and advice on the structure, elements and amounts of compensation provided to our non-employee directors, to provide recommendations and advice on our peer companies, to review the Compensation Discussion and Analysis, to provide pay-versus performance analysis, and to provide executive compensation analysis as needed. The Company subscribes to Aon’s general compensation survey services for ongoing trends information in addition to the executive and director compensation services it performs at the request of the Organization and Compensation Committee. After consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation consultants, we have determined that no conflicts of interest exist between the Company and Aon (or any individuals providing such services to the committee on Aon’s behalf).
The Organization and Compensation Committee may delegate to its subcommittees such authority as it deems appropriate, except for the authority the committee is required to exercise by applicable law or regulation. The Organization and Compensation Committee has delegated certain limited authority to grant equity awards under our stock incentive plan to a committee comprised of management representatives. This committee may not approve award grants to anyone serving as an executive officer or director of the Company. Other than the authority delegated to this committee, the Organization and Compensation Committee has no current intention to delegate any of its authority to any other committee or subcommittee. Pursuant to authority delegated to it by the board of directors, the Organization and Compensation Committee has the authority to approve all grants to prospective employees under the 2025 Inducement Plan.
The current members of the Organization and Compensation Committee are Dr. Brainard, who chairs the committee, Mr. Ajer and Mr. Greer. The board of directors annually reviews the Nasdaq listing standards definition of independence for Organization and Compensation Committee members and has determined that all members of our Organization and Compensation Committee are independent. The Organization and Compensation Committee charter can be found on our corporate website at www.nektar.com.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee:
•	establishes criteria for board membership, including standards for independence, and considers and assesses the independence of the directors;
•	establishes criteria for board membership, including standards for independence, and considers and assesses the independence of the directors;
•	evaluates board composition and performance;
•	identifies, reviews and recommends the board of directors’ selected candidates to serve as directors;
•	considers stockholder recommendations for director nominations and other proposals submitted by stockholders;
•	reviews the adequacy of, and compliance with, our Code of Business Conduct and Ethics;
•	administers and oversees all aspects of our corporate governance functions on behalf of the board of directors;
•	monitors regulatory and legislative developments in corporate governance, as well as trends in corporate governance practices, and makes recommendations to the board of directors regarding the same;
•
reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the nominating and corporate government committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•
establishes and oversees procedures for the receipt, retention and treatment of complaints received by the Company with respect to legal and regulatory compliance (except for compliance relating to accounting, internal accounting controls, auditing matters and financial disclosure and reporting);

•
provides recommendations to the board of directors to establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise; and

•	assist in the development and recommend to the board of directors, as appropriate, policies and programs with respect to ESG matters relevant to the company’s business.
The Nominating and Corporate Governance Committee believes that candidates for director should possess the highest personal and professional ethics, integrity and values, be committed to represent our long-term interests and those of our stockholders, possess diverse experience at policy-making levels in business, science and technology, possess key personal characteristics such as strategic thinking, objectivity, independent judgment, intellect and the courage to speak out and actively participate in meetings, as well as have sufficient time to carry out the duties and responsibilities of a board member effectively.
Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee also periodically reviews the overall effectiveness of the board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. We have paid fees to third party search firms in the past to assist in our process of identifying or evaluating director candidates.
The Nominating and Corporate Governance Committee of our board of directors will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. The Nominating and Corporate Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.
The current members of the Nominating and Corporate Governance Committee comprise Mr. Whitfield, who chairs the committee, Dr. Brainard and Mr. Greer. The board of directors annually reviews the Nasdaq listing standards definition of independence for the Nominating and Corporate Governance Committee and has determined that all members of our Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee charter can be found on our corporate website at www.nektar.com.
BOARD COMPOSITION
The current members of our board of directors represent a desirable mix of backgrounds, skills and experiences, and are all believed to share the key personal characteristics described above. Below are some of the specific experiences and skills of our directors.
Jeff Ajer
Mr. Ajer, has more than 25 years of biotechnology industry experience within rare disease and specialty medicine. Mr. Ajer is the Chief Commercial Officer at Mendra, a biopharma AI Company. He was the former Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc. Mr. Ajer serves on the board of directors of Viridian Therapeutics, Inc. a publicly-traded clinical stage biopharmaceutical focused on medicines for serious and rare diseases. Mr. Ajer has extensive knowledge and expertise of the biotechnology industry.
Diana Brainard, M.D.
Dr. Brainard has more than 25 years of research and industry experience with global expertise and leadership in antivirals, cell therapy, liver diseases and immunology. She has authored more than 200 publications. She currently serves as an Entrepreneur Partner at MPM BioImpact, a biotechnology investment firm, and previously served as the Chief Executive Officer and a member of the board of directors of AlloVir, Inc., a public reporting company.
Robert B. Chess
Mr. Chess is our Chairman and former President and Chief Executive Officer and has a deep understanding of our business. Having founded and led private and public companies, Mr. Chess has strong experience leading growing companies in our industry. Due to his long association with the Company as a director and senior executive leader at various times, he possesses significant knowledge and perspective on the history and development of the Company. Mr. Chess is a prominent participant in our industry, was a long-time member of the board of our industry association, and is on the board of trustees and faculty of leading academic institutions.
R. Scott Greer
Mr. Greer has a proven track record as an entrepreneur and senior executive with extensive experience in the biotechnology industry. He currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm. He also currently serves as the Chairman of the Board of Vertero Therapeutics, Inc., a private biotechnology company. Mr. Greer has held senior executive, including as Chief Executive Officer, and finance positions in numerous companies in our industry and previously served as a director of several other companies in the biopharmaceutical and medical device industries, including as the Chairman of the Board of several companies. He possesses strong expertise in biotech industry strategy, business models, and finance and has served on compensation, governance and audit committees.
Howard W. Robin
Mr. Robin is our President and Chief Executive Officer. Mr. Robin has over 40 years of experience in the pharmaceutical and biotechnology industries in a variety of roles of increasing responsibility and, prior to becoming our chief executive officer, was the chief executive officer and president and a director of Sirna Therapeutics, a development stage biotechnology company. The board of directors has determined that Mr. Robin’s position as president and chief executive officer provides him with important insight into the Company’s opportunities, risks, strengths and weaknesses, as well as its organizational and operational capabilities, which is valuable to the board of directors in making strategic decisions and performing its oversight responsibilities.
Roy A. Whitfield
Mr. Whitfield has a strong strategy development and leadership background in the biotechnology and medical industries. He is a former strategy consultant from a major consulting firm, was the founder and chief executive officer of a public biotechnology company and has held executive positions in various segments of the health care industry. He has extensive corporate governance experience through his service on other public company boards in the pharmaceutical and life sciences industries.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received will be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of directors’ next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at http://ir.nektar.com/governance. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer or persons performing similar functions will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.
ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As of December 2025, the Organization and Compensation Committee consisted of three independent directors: Dr. Brainard, Mr. Ajer and Mr. Greer. No director who served on the Organization and Compensation Committee in 2025 was, or has been, an officer or employee of us, nor has any director had any relationships requiring disclosure under the SEC rules regarding certain relationships and related-party transactions. None of our executive officers served on the board of directors or the Organization and Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our board of directors or Organization and Compensation Committee.

DIRECTOR COMPENSATION TABLE—FISCAL 2025
Each of our non-employee directors participates in our Amended and Restated Compensation Plan for Non-Employee Directors (the “Director Plan”). Only our non-employee directors are eligible to participate in the Director Plan. The following table shows the fees earned or paid to our non-employee directors for the fiscal year ended December 31, 2025.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($)(2) (d)	All Other Compensation ($) (e)	Total ($) (f)
Jeff Ajer	82,000	—	358,876	—	440,876
Diana Brainard, M.D.	86,750	—	358,876	—	445,626
Robert Chess	130,500	—	358,876	—	489,376
R. Scott Greer	106,750	—	358,876	—	465,626
Roy A. Whitfield	112,000	—	358,876	—	470,876

(1)
Mr. Robin, our President and Chief Executive Officer, is not included in this table as he was an employee of the Company in 2025 and received no additional compensation for his services in his capacity as a director. Please see the “Summary Compensation Table – Fiscal 2023-2025” for information regarding the compensation Mr. Robin received as our President and Chief Executive Officer.

(2)
Amounts reported represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to Note 12 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2025. Each of our then-serving non-employee directors received a stock option for 8,000 shares for his or her annual stock option grant on September 30, 2025. As of December 31, 2025, each of our non-employee directors had the following number of stock options outstanding: Mr. Ajer: 27,098; Dr. Brainard: 25,474; Mr. Chess: 27,098; Mr. Greer: 27,098; and Mr. Whitfield: 27,098.

The 2025 compensation (comprised of cash and equity compensation) for the Company’s non-employee directors was recommended by the Organization and Compensation Committee to the Board following the receipt of a report from our independent compensation consultant, which in 2025 was Aon, which contained an analysis of prevailing market practices regarding levels and types of non-employee director compensation, including the non-employee director compensation practices of our 2025 peer group set at that time, and a comparative assessment of our non-employee director compensation to such peers and market practices. On at least an annual basis, qualified experts deliver a presentation to the Organization and Compensation Committee about recent developments and best practices related to non-employee director compensation.
The 2025 cash retainer remained the same as that of 2024. Effective January 1, 2024 the annual retainer for non-employee directors was $55,000 (“Annual Retainer”). In addition to the Annual Retainer, the Chairperson of the Board of Directors received an additional annual retainer of $50,000 for a total of $105,000, and the Independent Lead Director of the Board of Directors received an additional annual retainer of $25,000 for a total of $80,000. The annual retainer amount was $25,000 for the Chair of the Audit Committee and $12,000 for members other than the Chair, $20,000 for the Chair of the Compensation Committee and $10,000 for members other than the Chair of the Compensation Committee, and $15,000 for the Chair of the Governance Committee and $8,000 for members other than the Chair of the Governance Committee. The Chair and members of any new committees would receive an additional annual retainer of $5,000, unless otherwise specified in the resolutions duly forming such new committee.
In September of each year, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and RSUs, as determined by the board of directors. These equity awards vest over a period of one year (monthly for stock options and upon the one year anniversary date for RSUs) and include a number of shares as determined annually by the board of directors. In September 2025 our then-serving non-employee directors received 8,000 stock options. No RSUs were granted. Upon initial appointment to the board of directors, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and RSUs. These initial equity awards vest over a period of three years from the date of appointment and will be at a level based on 180% of the most recent annual equity compensation grant to non-employee directors, as determined annually by the board of directors. The exercise price of stock options granted is equal to the closing price of the Company’s common stock on the grant date. Following completion of a non-employee director’s service on the board of directors, his or her stock options will remain exercisable for a period of thirty-six months (or, if earlier, the end of the maximum term of the option). The term of stock options granted to non-employee directors is eight years.

In the event of a change of control, the vesting of each option or RSU award held by each non-employee director will accelerate in full as of the closing of such transaction. In the event of death or disability, each RSU of the non-employee director will vest immediately. In the event a non-employee director ceases to continue their service on the board of directors at the Company’s annual shareholder meeting or any date thereafter, any unvested restricted stock unit award(s) of such non-employee director shall vest upon the cessation of such service on a pro rata basis calculated by the number of completed whole months of completed service during the vesting period.
The Director Plan includes non-binding ownership guidelines for non-employee directors stating that each non-employee director should own shares of our common stock equal to at least three times the value of the annual board cash retainer. The minimum stock ownership level was to be achieved by each non-employee director within five years of the date of his or her first appointment to the board of directors. Each of our non-executive directors with over five years of service on the board of directors has met the ownership guidelines previously. Our 2017 Plan also limits the aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of Common Stock that may be paid or granted during any calendar year to any non-employee director with a maximum of $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy and decision-making process. Pursuant to the rules promulgated by the SEC, it discusses the principles underlying the structure of the compensation arrangements of our named executive officers (collectively, “NEOs”) identified in the table below. Unless noted otherwise, any reference within the Compensation Discussion and Analysis to decisions made by the board of directors refers to the decisions made by the independent members of the board of directors only.

Name	Title
Howard W. Robin	President and Chief Executive Officer
Sandra Gardiner(1)	Interim Chief Financial Officer
Mark A. Wilson(2)	Former Chief Legal Officer
Jonathan Zalevsky, Ph.D.	Chief Research and Development Officer

(1)
Ms. Gardiner was appointed our Interim Chief Financial Officer as of April 17, 2023. Ms. Gardiner is a partner at FLG Partners, and provides services as Interim Chief Financial Officer as an outside consultant pursuant to a consulting agreement between the Company and FLG Partners.

(2)	Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company.
Executive Summary
We are a clinical stage, research-based drug discovery biopharmaceutical company focused on discovering and development of novel immunology therapies. Within this growing field, we direct our efforts toward creating new immunomodulatory agents that selectively induce, amplify, attenuate or prevent immune responses in order to achieve desired therapeutic outcomes. We apply our deep understanding of immunology to identify and create innovative drug candidates and use our drug development expertise to advance these molecules through preclinical and clinical development. Our pipeline of clinical-stage and preclinical-stage immunomodulatory agents targets the treatment of autoimmune diseases (e.g. rezpegaldesleukin and NKTR-0165/0166, respectively) and cancer (e.g. NKTR-255). We continue to make significant investments in building and advancing our pipeline of drug candidates towards commercialization as we believe that this is the best strategy to build long-term shareholder value.
By modulating the immune system, our drug candidates target pathways that play critical roles in a wide range of serious diseases. In autoimmune diseases, our focus is on addressing imbalances in the immune system to restore the body’s self-tolerance mechanisms and to achieve immune homeostasis. A failure of the body’s self-tolerance mechanisms enables the formation of pathogenic T cells that cause the immune system to mistakenly attack and damage healthy cells in a person’s body. Current systemic treatments for autoimmune diseases, including corticosteroids and anti-TNF agents, suppress the immune system broadly and come with severe side effects. Pharmaceutical agents designed to rebalance the immune system by increasing the function of regulatory T cells (Treg cells), powerful inhibitory immune cells, could be used to treat patients suffering from autoimmune disorders and inflammatory diseases.
Our drug candidate rezpegaldesleukin is a potential first-in-class resolution therapeutic that may address this underlying immune system imbalance in people with autoimmune disorders and inflammatory diseases. It is designed to target the interleukin-2 (IL-2) receptor complex in the body in order to stimulate proliferation of powerful inhibitory immune cells known as Treg cells. Describing the critical role of Treg cells in maintaining balance in the immune system earned Drs. Mary E. Brunkow, Fred Ramsdell and Shimon Sakaguchi, the Nobel Prize in medicine on October 6, 2025. By activating these Treg cells, rezpegaldesleukin may act to bring the immune system back into balance. Rezpegaldesleukin is being developed as a self-administered injection for a number of autoimmune disorders and inflammatory diseases.
In late October 2023, we initiated a Phase 2b clinical study of rezpegaldesleukin in patients with moderate-to-severe atopic dermatitis (the Phase 2b REZOLVE-AD trial). On February 11, 2025, we announced that the U.S. Food and Drug Administration (FDA) had granted Fast Track designation for rezpegaldesleukin for the treatment of adult and pediatric patients 12 years of age and older with moderate-to-severe atopic dermatitis whose disease is not adequately controlled with topical prescription therapies or when those therapies are not advisable. As discussed further below, in June 2025 and in February 2026, we announced positive data from the 16-week induction period portion of the study and the 36-week maintenance period portion of the study, respectively.
In March 2024, we initiated a Phase 2b clinical study of rezpegaldesleukin in patients with severe-to-very severe alopecia areata (the Phase 2b REZOLVE- AA trial). On July 29, 2025, we announced that the FDA had granted Fast Track designation for rezpegaldesleukin for the treatment of severe-to-very severe alopecia areata in adult and pediatric patients 12 years of age and older who weigh at least 40 kg. As discussed further below, in December 2025, we announced topline results from the 36-week induction treatment period portion of the study.
On February 24, 2025, we announced that we had entered into a clinical trial agreement with TrialNet, an international clinical trial network focused on diabetes research, to evaluate rezpegaldesleukin in patients with new onset stage 3 type 1 diabetes mellitus.
We believe that our preclinical tumor necrosis factor (TNF) receptor type II (TNFR2) agonist asset, NKTR-0165 is a potentially unique bivalent antibody that selectively stimulates TNFR2 receptor activity, without modulation of the TNFR1 signaling. TNFR2 signaling drives immunoregulatory function and is an important gatekeeper of inflammation and its absence or deficit is associated with a broad range of autoimmune diseases. TNFR2 is highly expressed on Tregs, neuronal cells and endothelial cells and has been shown to potentiate the suppressive effects and overall functional properties of Tregs. NKTR-0165 is being developed for potential treatment of autoimmune diseases, such as ulcerative colitis, multiple sclerosis and vitiligo. We are currently conducting Investigational New Drug (IND) enabling studies for this program, after having exercised an option to gain an exclusive license to specified agonistic antibodies and other materials that were developed pursuant to a research collaboration and license option agreement we entered into with Biolojic Design, Ltd. in 2021. We have also designed a unique bispecific antibody, NKTR-0166, that incorporates the TNFR2 agonist epitope and an antagonist epitope validated in the treatment of rheumatology diseases. As a dual agonist:antagonist of known pathways associated with disease pathogenesis, this investigational antibody is being developed to address a number of rheumatic disorders.
In oncology, we focus on developing medicines based on targeting biological pathways that stimulate and sustain the body’s immune response in order to fight cancer. NKTR-255 is an investigational biologic that is designed to target the interleukin-15 (IL-15) pathway in order to activate the body’s innate and adaptive immunity. Activation of the IL-15 pathway enhances the survival and function of natural killer (NK) cells and induces survival of both effector and CD8+ memory T cells. Recombinant human IL-15 is rapidly cleared from the body and must be administered frequently and in high doses limiting its utility due to toxicity. Through optimal engagement of the IL-15 receptor complex, NKTR-255 is designed to enhance functional NK cell populations and the formation of long-term immunological memory, which may lead to sustained and durable anti-tumor immune response. We are evaluating additional strategic partnership pathways for the program.
We believe our business strategy has the potential to create significant value to our stockholders if one or more of our current drug candidates demonstrates positive clinical results, receives regulatory approval in one or more major markets and achieves commercial success. Some of the significant accomplishments the Company achieved in 2025 and early 2026 are highlighted below:
•
We received Fast Track designation from the FDA for rezpegaldesleukin in two indications. In February 2025, the FDA granted Fast Track designation for rezpegaldesleukin for the treatment of adult and pediatric patients 12 years of age and older with moderate-to-severe atopic dermatitis whose disease is not adequately controlled with topical prescription therapies or when those therapies are not advisable. In July 2025, the FDA granted Fast Track designation for rezpegaldesleukin for the treatment of severe alopecia areata in adults and pediatric patients 12 years of age and older who weigh at least 40 kg. The goal of the FDA’s Fast Track process is to ensure that important new treatments reach patients as quickly as possible. The designation is granted to investigational therapies that treat serious conditions and have the potential to address an unmet medical need. A drug candidate that receives Fast Track designation is eligible for more frequent meetings and written interactions with the FDA to discuss the drug candidate’s development plan as well as possible eligibility for rolling review and priority review.

•
We expanded our rezpegaldesleukin trials into another indication. In February 2025, we entered into a collaboration with TrialNet, an international clinical trial network at the forefront of diabetes research, to evaluate rezpegaldesleukin in patients with new onset stage 3 type 1 diabetes mellitus (T1D). TrialNet will conduct and fund the Phase 2 trial to investigate the safety and potential efficacy of rezpegaldesleukin in approximately 70 adults and children with new onset stage 3 T1D. We will provide rezpegaldesleukin for the trial.

•
We achieved an important clinical milestone with the announcement of positive topline results from our Phase 2b REZOLVE-AD clinical trial evaluating rezpegaldesleukin in patients with moderate-to-severe atopic dermatitis. In June 2025, we announced statistically significant data from the 16-week induction period of the ongoing Phase 2b REZOLVE-AD. The study met its primary endpoint of the mean improvement in Eczema Area and Severity Score (EASI) from baseline at week 16 for all three dose arms of rezpegaldesleukin versus placebo (p<0.001), as well as key secondary endpoints. In February 2026, we announced data from the 36-week maintenance period of the Phase 2b REZOLVE-AD trial. Rezpegaldesleukin demonstrated long-term durability and continued atopic dermatitis disease symptom improvement during the maintenance period. These results support continued advancement of rezpegaldesleukin and we expect to initiate the first monotherapy Phase 3 study of rezpegaldesleukin in moderate-to-severe atopic dermatitis in mid-2026.

•
We announced new data from the Phase 2b REZOLVE-AD study at the American College of Allergy, Asthma & Immunology 2025 Annual Scientific Meeting. A pre-planned analysis in the study evaluated scores from a validated Asthma Control Questionnaire (ACQ-5) at baseline and at the end of the 16-week induction period. For patients reporting a history of asthma, all three rezpegaldesleukin dose arms demonstrated an overall reduction in mean observed ACQ-5 scores at week 16 with two dose arms achieving statistical significance (p<0.05) as compared to placebo. Patients in the placebo arm reported an overall worsening of mean ACQ-5 scores.

•
We enhanced our financial position. In July 2025, we completed an underwritten public offering of $115 million of shares of our common stock and we received net proceeds of approximately $107.2 million, after deducting underwriting discounts, commissions and offering costs. In February 2026, we completed an underwritten public offering of $460 million of shares of our common stock and pre-funded warrants and we received net proceeds of approximately $432 million, after deducting underwriting discounts, commissions and offering costs. The proceeds will be used to help fund our Phase 3 clinical trials of rezpegaldesleukin.

•
We demonstrated proof-of-concept for rezpegaldesleukin in a second inflammatory disease. In December 2025, we announced topline results from the 36-week induction treatment period of the ongoing Phase 2b REZOLVE-AA trial. The study achieved its target product profile on the primary endpoint with a mean reduction in Severity of Alopecia Tool (SALT) score at 36 weeks of 28.2% in the higher dose treatment arm versus 11.2% in placebo. Mean percent reduction in SALT scores at 36 weeks was 30% for both treatment arms versus 6% for placebo, achieving statistical significance (p<0.05) when excluding four patients that did not meet study eligibility criteria at baseline.

Compensation Highlights
We consider the intellectual capital of our employees to be an essential driver of our business and key to the successful execution of our strategy. Accordingly, we aim to attract and retain high-performing executives, and our executive officer compensation program is designed to reward achievement of important business goals and to pay for performance. We also recognize that the biotechnology industry is characterized by high stock price volatility, uncertainty and intense competition and that the Company’s stock price at any given point in time may not be reflective of the Company’s accomplishments and performance over a sustained period. We use a variety of performance-based compensation elements, including long-term equity awards that have both time and performance-based vesting criteria and annual cash incentives that are based on both corporate performance and an individual’s performance, in order to align our executives’ interests with those of our stockholders. We believe this incentivizes our management team to invest in and to develop strategies that will create long-term growth and value for our stockholders.

In 2025, our board of directors and Organization and Compensation Committee took the following key compensation actions:
•
Base salaries – From 2022 to 2024, our NEOs’ base salary levels remained constant, and we did not award any merit-based increases. For 2025, our NEOs’ 2025 base salaries received a 2% increase from 2024 base salary levels to remain competitive within our peer group. Our NEOs’ 2026 base salaries received a 2.5% increase from 2025 base salary levels, consistent with market trends, and to recognize a solid year’s performance from the executive team.

•
Alignment of CEO bonus to corporate goal achievement – For 2025 and consistent with historic practice, we directly aligned the annual cash incentive that may be earned by the CEO with the corporate achievement rating determined by the board of directors (as measured against predefined corporate objectives set annually by the board of directors).

•
Annual cash incentives for NEOs – Our NEOs other than our CEO may earn annual cash incentives that are based on the Company’s corporate achievement rating determined by the board of directors, which may be further adjusted based on individual performance.

•
Long-term Incentives – Our long-term incentives are intended to motivate executives to deliver long-term stockholder value and to reward their achievement of specific business goals that will advance our business strategy. Consistent with our philosophy of pay-for-performance, in 2025 we granted our NEOs long-term equity awards in the form of time-based stock options (which provide value only if the Company continues to achieve key strategic objectives that increase the Company’s value and thereby increases our stock prices over time) and time-based Restricted Stock Units (RSUs), as well as RSUs that are subject to both time-based and performance-based vesting criteria.

•
Performance-Based Compensation – We believe that a significant portion of our executive’s compensation should be performance-based. Reflective of our “pay-for-performance” philosophy, the total compensation of our NEOs has generally aligned with objective metrics of performance tied to pre-defined goals that were approved by our board of directors as well as to with our stock price performance and the total compensation received by our NEOs in recent years has decreased significantly in comparison to prior years.

•
Peer Group Alignment – We continue to conduct an annual compensation peer group review, with input from our independent compensation consultant, to align our peer group companies to appropriate selection criteria in light of our evolving company.

•
Enhanced disclosures – In order to provide transparency for our stockholders and assist them in understanding the alignment between NEO pay and performance of corporate objectives, we have continued to provide enhanced disclosures concerning long-term incentive and short-term incentive grants, including specific targets and achievements met by the Company.

How Our Pay Program Works
We believe that the design and structure of our pay program, and in particular our incentive plans, supports our business strategy while successfully aligning executive focus and interests with those of our stockholders. The business achievements described herein would not be possible without our talented executive team. We believe that each element chosen for our executive compensation program helps us to achieve our compensation objectives. We use the following framework to achieve our pay program objectives:

Base Salary
Base salaries are set to be competitive within our industry with consideration for, among other things, an individual’s responsibilities, market data and individual contribution.

From 2022 to 2024, our NEOs’ base salary levels remained constant, and we did not award any merit-based increases. For 2025, our NEOs’ 2025 base salaries received a 2% increase from 2024 base salary levels to remain competitive within our peer group. Our NEOs’ 2026 base salaries received a 2.5% merit increase from 2025 base salary levels, consistent with market trends. The merit increase awarded to our executives was lower than the merit increase awarded to 2026 base salaries for our non-executive employees in order to prioritize cash allocation toward company-wide performance and retention.

Annual Cash Incentives
Annual incentives are intended to motivate and reward executives for the achievement of important short-term goals and milestones that we believe contribute to the creation of long-term stockholder value.

In 2025, annual cash bonuses were awarded to NEOs based on the Company’s achievement of pre-established corporate goals, including clinical development, business development, and financial objectives, as well as significant achievements made in addition to the pre-established goals. Consistent with historic practice, the cash incentive awarded to our CEO is based solely on the performance of the Company as determined by the board of directors.

Long-Term Equity Incentives
Our long-term incentives, which include performance-based vesting equity awards and time-based vesting equity awards, are intended to motivate executives to deliver long-term stockholder value and to retain our talented executive team.

In 2025, equity grants were awarded as a mix of time-based stock options as well as time-based RSUs and time and performance-based RSUs.

Target Pay Mix
Consistent with our pay for performance philosophy, we believe that a significant portion of our executives’ compensation should be “at-risk” and performance-based in order to motivate and align our executive officers’ interests with those of our stockholders. We emphasize performance-based compensation through two separate performance-based compensation methods: (i) our executives are eligible to receive annual cash incentives if they achieve short-term annual corporate objectives that are preapproved by the board of directors and (ii) we grant long-term equity awards that have substantial performance-based criteria designed to promote long-term growth and value creation. In 2025, we awarded our executives with a mix of time-based stock options and RSUs that are both time-based and time and performance-based.

Relationship between Company Performance and Executive Pay
The biotechnology industry is characterized by a higher risk profile and by more binary business outcomes than other, more traditional industries, which historically has led to high volatility in stock price for biotechnology companies, which in turn may affect executive pay as stock price is an important input in compensation planning for performance and retention. The graph below demonstrates that even with high levels of volatility in stock prices, total compensation for Mr. Robin (as reported in the Summary Compensation Table) is generally aligned with our stock price performance over the past five years as illustrated below. Stock price for year-ends 2021 to 2024 have been adjusted to reflect the 2025 Reverse Stock Split.

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$202.64
$33.90
$8.47
$13.95
$42.28
2021
2022
2023
2024
2025
Year
CEO Total Compensation
Stock Price as of 12/31

COMPENSATION GOVERNANCE PRACTICES
Our Organization and Compensation Committee is responsible for oversight of our compensation program. A significant part of this oversight is aligning management interests with our business strategy and long-term goals, as well as the interests of our shareholders, while also mitigating excessive risk-taking. We continually take steps to strengthen and improve our executive compensation policies and practices. Highlights of our current practices include:

What We Do	What We Do Not Do
Deliver executive compensation primarily through performance-based pay	Do not permit hedging transactions, share pledging, or short sales by employees or directors

Utilize equity awards of which a majority are performance-based and designed to deliver long term stockholder value	Do not permit repricing of stock options without shareholder approval

Have a clawback policy covering cash and equity incentive compensation	Do not provide excessive perquisites

Conduct a regular peer group review with our independent consultant to align the Company’s current profile	Do not provide funded pension or retirement plans (other than a matching contribution of up to $12,000 for 401(k) plan participants that we make available to all employees)

What We Do	What We Do Not Do
Have double trigger Change-in-Control (CIC) severance plan provisions	Do not provide excise tax gross-ups on CIC payments

Have stock ownership guidelines applicable to our senior executive officers	Do not accelerate vesting of equity awards on termination (unless in connection with a change of control of the Company)

Utilize an independent compensation consulting firm	Do not include the value of equity awards in severance calculations

Conduct a regular review of share utilization for equity compensation	No fixed employment terms

Design our programs to mitigate undue risk	No guaranteed bonus payments

Conduct an annual say-on-pay vote and regular shareholder outreach

ROLE OF STOCKHOLDER SAY-ON-PAY VOTES AND ENGAGEMENT
We provide our stockholders with the opportunity to cast an annual advisory vote to approve our executive compensation program (referred to as a “say-on-pay vote”). At our annual meeting of stockholders held in May 2025, approximately 96% of the votes cast by stockholders present or represented voted in favor of the proposal. After considering the 2025 say-on-pay vote, the Organization and Compensation Committee reaffirmed the design and elements of our executive compensation program. The board of directors and the Organization and Compensation Committee will continue to consider the outcome of our say-on-pay proposals and stockholder feedback when making future compensation decisions for the NEOs. Currently, we hold a non-binding advisory vote on the compensation of our NEOs every year.
Engaging with our stockholders helps us to understand how they view us, assists in setting goals and expectations for our performance, and identifies any emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Throughout the year, members of Investor Relations and other subject-matter experts within the Company engage with our stockholders to remain well-informed regarding their perspective on current issues, as well as to address any questions or concerns. These teams serve as liaisons between stockholders, members of senior management and our board of directors. Additionally, our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We seek stockholder feedback on executive compensation, governance and other matters throughout the year, concentrating our efforts on our largest stockholders.

COMPENSATION PROGRAM OBJECTIVES AND PHILOSOPHY
In order to continue the execution and growth of our business as described above, we believe that it is vital that we continue to attract, motivate and retain highly experienced and skilled senior leadership by offering competitive base compensation and benefits, performance-based incentives, and the potential for long-term equity compensation in order to ensure that overall total compensation is within common market trends and to meet our talent objectives. Our goal is to structure a meaningful portion of executive compensation such that it will only have value if the senior leadership is successful in building significant long-term value for our business and our stockholders.
Our current compensation programs for the NEOs are determined and approved by the Organization and Compensation Committee. The Organization and Compensation Committee takes into account Mr. Robin’s recommendations regarding the compensatory arrangements for our executive officers, although Mr. Robin does not participate in the deliberations or determinations of his own compensation. The other NEOs do not have any substantive role in determining or recommending the form or amount of compensation paid to any of our executive officers. Our current executive compensation programs are intended to achieve the following four fundamental goals and objectives to:
•	Attract and retain an experienced, highly qualified and motivated executive management team to lead our business;
•	Incentivize and reward sustained long-term performance by aligning significant elements of executive compensation with long-term stockholder value creation;
•	Provide economic rewards for achieving high levels of performance and individual contribution; and
•
Provide total compensation that is competitive, taking into account the experience, skills and performance of the executives required to build and maintain the organization necessary to support our mission to be a leading research-based development stage biopharmaceutical company that discovers and develops innovative immunology therapies.

When structuring our executive compensation programs to achieve our goals and objectives, we are guided by the following philosophies:
•
Alignment with Long-Term Stockholder Value Creation. We have historically granted a combination of time-based stock options and RSUs and performance-based stock options and RSUs to create a balanced long-term incentive program that supports executive performance and retention that ultimately drives long-term value and growth of the Company. The particular mix of equity award types granted each year may vary depending on the needs and priorities of the Company and what our Organization and Compensation Committee determines to be in the best interests of the Company and our shareholders.

•
Pay for Performance. The objective of our executive compensation program is to deliver compensation above industry median for exceptional performance and deliver compensation below the median in performance periods where the Company does not perform well. We also link each NEO’s annual merit equity award to an assessment of individual performance (other than for the CEO) and the achievement of what we believe to be rigorous and objective performance achievement milestones or criteria (such as initiating and advancing our clinical trials through new stages).

•
Total Rewards Program. The total compensation program must balance pay for performance elements with selected static non-performance-based elements in order to create a total rewards program that is competitive and will help us attract and retain highly qualified and motivated executives while also considering overall risk management for the Company and our shareholders.

•
Customized Approach. The level of compensation provided to executives must take into account each executive’s role, experience, tenure, performance and expected contributions to our future success in addition to the talent demands for each role within a highly dynamic and competitive industry, particularly in the San Francisco Bay Area, where we are headquartered.

•
Focus on Achievement of Fundamental Business Goals. The compensation program must be structured so that executives are appropriately incentivized to achieve our short- and long-term goals that are viewed as fundamental to driving long-term value in our business.

We designed our total compensation program to combine short- and long-term components, cash and equity, and fixed and contingent payments, in proportions that we believe are appropriate to achieve each of our fundamental compensation philosophies as described above. It was our intent to design the structure of the compensation program to provide appropriate incentives to reward executives for achieving our long-term goals and objectives, some of the most important of which are building and advancing a robust drug candidate pipeline, including conducting clinical trials, entering into new collaboration partnerships and executing on our current collaborations, increasing the skill level and efficiency of our organization and improving our financial position. We believe that our compensation program has helped us both recruit and retain superior executive talent to continue to build an organization capable of executing on our mission to become a leading research-based development stage biopharmaceutical company.
COMPENSATION DETERMINATION PROCESS
ROLE OF ORGANIZATION AND COMPENSATION COMMITTEE
The Organization and Compensation Committee is responsible for establishing the compensation programs of the Company’s CEO, other NEOs and other executives of the Company. It also administers the Company’s equity-based and performance-based compensation plans, including plans under which restricted stock units or stock options are awarded. Accordingly, it is responsible for reviewing base salary and cash and equity incentives payable to executives. Additionally, the Organization and Compensation Committee recommends to the board of directors for review and approval of the Chief Executive Officer’s compensation as well as the compensation of the non-employee directors. The Organization and Compensation Committee also has the authority to grant restricted stock units and options to purchase shares of the Company’s Common Stock to all participants under the Company’s equity award plans (other than directors, whose grants are approved by the board of directors), and to determine all terms and conditions of such awards.
ROLE OF MANAGEMENT
To aid the Organization and Compensation Committee in its responsibilities, our CEO provides the committee with recommendations relating to the performance and achievements of each of the NEOs (other than himself). The Organization and Compensation Committee gives considerable weight to the CEO’s performance evaluations of the other NEOs because he has direct knowledge of the criticality of their work, performance and contributions. The Organization and Compensation Committee does not consult with any other executive officers with regard to its decisions. The CEO does not participate in the Organization and Compensation Committee’s deliberations or decisions regarding his own compensation, which the Organization and Compensation Committee proposes to the board of directors for approval.
ROLE OF COMPENSATION CONSULTANT
In 2025, the Organization and Compensation Committee continued to retain the services of Aon, as its independent executive compensation consultant due to its extensive analytical and compensation expertise in our industry. In this capacity, Aon has advised the Organization and Compensation Committee on compensation matters related to the executive and director compensation programs including:
•	executive and director market pay analysis;
•	reviewing employee equity award framework;
•	reviewing and, when appropriate, suggesting changes to the compensation peer group;
•	development and refinement of executive pay programs and governance practices; and
•	assistance in reviewing the Compensation Discussion and Analysis and other proxy statement disclosures.
The Organization and Compensation Committee has the sole authority to engage and terminate Aon’s services, as well as to approve its compensation. Aon makes recommendations to the committee but has no authority to make compensation decisions on behalf of the committee or the Company. Aon reported to the Organization and Compensation Committee and had direct access to the chairperson and the other members of the committee. Beyond data and advice related to executive and director compensation matters and equity plan design and assistance with proxy statement disclosures, Aon did not provide any other consulting services to us in 2025.

The Organization and Compensation Committee conducted a specific review of its relationship with Aon in 2025 and determined that Aon’s work did not raise any conflicts of interest. Aon’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and Nasdaq.
USE OF MARKET DATA AND PEER GROUP ANALYSIS
We regularly review the compensation practices of our peers in response to the fast-moving nature of the biotechnology industry, including merger and acquisition activity, and changes in product pipeline and business stage. Historically, the Organization and Compensation Committee annually reviews our peer group around June of each year.
In June 2025, we engaged Aon to conduct a review and assessment of our peer group to use as a target comparator group for conducting our compensation analyses. The Organization and Compensation Committee has annually requested Aon to conduct an independent review of the Company’s peer group based on industry best practices, investor feedback and management input based on the business profile and talent objectives for the Company. The Organization and Compensation Committee selected a peer group of companies using similar metrics to those used in 2024. Following the announcement of the Company’s positive results from the induction period of the Phase 2b REZOLVE-AD study and the Company’s decision to advance rezpegaldesleukin into Phase 3 trials, as well as the Company’s increasing market capitalization, the Organization and Compensation Committee considered updating the Company’s peer group to reflect the Company’s evolving profile. In September 2025, the Organization and Compensation engaged Aon to conduct another review of the Company’s peer group. Aon recommended updating the peer group selection criteria to include pre-commercial biopharmaceutical companies, within 05.x to 3.0x of the Company’s then market capitalization (generally from $400 million to $4 billion), and with organization complexity of 50 to 400 employees located in the San Francisco Bay Area or other comparable biotechnology hub areas.
As a result, in November 2025, the Organization and Compensation Committee approved the following peer group to be used for evaluating 2025-2026 compensation decisions.

Amylyx Pharmaceuticals	Gossamer Bio	Relay Therapeutics
Arcus Biosciences	IDEAYA Biosciences	Rezolute
Astria Therapeutics	Immunome Bothell	Vera Therapeutics
Celldex Therapeutics	Intellia Therapeutics	Vir Biotechnology
Compass Therapeutics	Kodiak Sciences	Viridian Therapeutics
Corvus Pharmaceuticals	Olema Pharmaceuticals
Dianthus Therapeutics	Praxis Precision Medicines

Given that our peer group companies have different market capitalizations than the Company, the Organization and Compensation Committee also reviews equity and total direct compensation data for our executives against the compensation for similarly situated executives in the broader market to ensure alignment with common market trends. Although the Organization and Compensation Committee reviewed and discussed the compensation data for the peer group companies to help inform executive compensation decisions, it does not set compensation at any specific level or percentile based solely on the peer group data. The peer group data and general industry compensation survey data is used only as one reference point considered in making compensation decisions. As further discussed in this Compensation Discussion and Analysis, other factors considered include an assessment of individual and company performance, competitive market practices, the number of unvested stock options held by the executive and average exercise price (i.e., the retention value) of these options, the number of unvested RSUs, the individual’s overall contributions, and stockholder dilution. However, we do not use a formula or assign a particular weight to any one factor in determining cash and equity award levels.
DESIGN AND ELEMENTS OF OUR COMPENSATION PROGRAM
In 2025, the executive compensation structure featured three primary elements:
•	Base salary;
•
Short-term cash incentives, based on the Company’s achievement of pre-established corporate performance objectives as well as individual performance (except for the CEO, whose short-term cash incentive is based solely on the Company’s corporate performance); and

•	Long-term incentives, awarded as a mix of time- and performance-based grants.
Using the above three elements as a foundation, the Organization and Compensation Committee consulted with Aon, its independent executive compensation consultant, to design a compensation program that provides appropriate incentives and opportunities to the executives, aligns the vesting and performance milestones for equity awards with the Company’s strategic plan, reflects the Company’s current research and clinical developments, and remains market-aligned with industry peer groups, among others. Each element of our compensation program is discussed further below.
BASE SALARY
Base salary is the initial building block of compensation for the NEOs because it provides the executives with a specified basic level of cash compensation, which we believe is important to attract and retain highly skilled and experienced executives. The Organization and Compensation Committee determines base salaries for NEOs and other executive officers by considering competitive pay practices, cost of labor and compensation trends, individual performance and promotions, level and scope of responsibility, experience and internal pay equity. However, the Organization and Compensation Committee does not use a formula or assign a particular weight to any one factor. Rather, the determination of base salary levels requires the Organization and Compensation Committee to apply business judgment while considering all the above noted factors to set base salaries for each executive at levels that we believe to be competitive and appropriate. After holding executive base salary constant for several years, the Organization and Committee awarded a modest 2% merit-based increase to our NEO’s 2025 base salaries. In December 2025, the Organization and Compensation Committee approved a 2.5% merit-based increase to each of our NEO’s base compensation for 2026, which was below the merit-based increase awarded to other non-executive employees at the Company in order prioritize cash allocation toward company-wide performance and retention efforts.

Name	2024	2024 to2025 % Increase	2025	2025 to 2026 % Increase	2026
Howard W. Robin	$1,084,590	2%	$1,106,282	2.5%	$1,133,939
Sandra Gardiner(1)	—	—	—	—
Mark A. Wilson(2)	$540,000	2%	$550,800	—	—
Jonathan Zalevsky, Ph.D.	$703,490	2%	$717,560	2.5%	$735,499

(1)
Ms. Gardiner was appointed our Interim Chief Financial Officer as of April 17, 2023 and provides services as Interim Chief Financial Officer as an outside consultant pursuant to a consulting agreement between the Company and FLG Partners and is not employed or directly compensated by us, as further described under “Certain Relationships and Related Party Transactions.”

(2)
Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company. Additional information regarding the compensation Mr. Wilson received in 2025 is reported in the Summary Compensation Table—Fiscal 2023-2025.

SHORT-TERM INCENTIVES
We believe that our short-term cash incentive compensation program (“Incentive Compensation Plan”) rewards the achievement of important short-term objectives that advance us toward our long-term strategic objectives. Our Incentive Compensation Plan applies to all employees and all executive officers. As further discussed below, at the start of each year, the board of directors establishes a set of pre-defined corporate goals for the Company to align focus and priorities as well as to manage the financial resources of the Company for the upcoming year. At the end of the year, the board of directors evaluates the Company’s performance based on achievement of these corporate objectives as well as other notable accomplishments made during the year. Our employees, including NEOs other than the CEO, may receive annual bonuses for the Company’s performance as well as their individual contribution to that performance. Our CEO, Mr. Robin’s, annual bonus determination is tied solely to the Company’s performance. Consistent with our compensation philosophy of paying for performance and maintaining a flexible approach, we use the Incentive Compensation Plan to incentivize the NEOs to achieve important corporate goals while at the same time encouraging and rewarding excellent individual performance by recognizing and rewarding differences in performance between individual executives.
2025 and 2026 Target Annual Incentive Opportunities
The NEOs were each assigned a target annual incentive for 2025 at 60% with the CEO at 100% of base salary, which was the same as the target levels assigned in 2024. The target annual incentive opportunities are determined based on each NEO’s experience, scope of responsibilities, and potential impact on the Company’s performance and approved by the Organization and Compensation Committee. The table below shows the target annual incentive assigned by us to each NEO as a percentage of base salary for 2025 and 2026. For 2026, no changes were made to the target annual incentive opportunities for each NEO.
As further discussed below, each NEO’s (excluding Mr. Robin’s) annual bonus is determined based on a combination of the corporate performance rating (as evaluated by the board of directors against pre-established annual objectives set by the board of directors) and individual performance. As previously indicated, we began in 2021 to directly align Mr. Robin’s annual bonus award with the Company’s corporate performance rating so that Mr. Robin’s annual bonus is determined based solely on the Company’s corporate performance rating approved by the board of directors.

	2025 Target Annual Incentives	2026 Target Annual Incentives
Name	(% of Base Salary)	(% of Base Salary)
Howard W. Robin	100%	100%
Sandra Gardiner(1)	—	—
Mark A. Wilson(2)	60%	—
Jonathan Zalevsky, Ph.D.	60%	60%

(1)	Ms. Gardiner does not participate in our Incentive Compensation Plan
(2)
Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company. As discussed further below, he did not receive any annual incentive compensation for 2025.

Company Performance Objectives
At the start of each fiscal year, the board of directors establishes a number of important annual corporate goals, which may include clinical development, research, organizational and financial goals that the board of directors believes are important for evaluating company performance and progress . These goals are then used in our Incentive Compensation Plan to assess annual corporate performance. The relative weightings of these corporate goals are based upon the board of directors and CEO’s assessment of the importance of each goal in advancing the Company towards success and creating long-term value for the Company and our stockholders. The board of directors endeavors to select corporate goals that, if met by management, represent significant levels of annual achievement, although we believe the long-term nature of our drug development business does not lend itself to over-weighting the importance of annual goals.
Following the conclusion of the annual performance period in December of each year, the level of achievement for each corporate goal is assessed by the board of directors. The board of directors determines whether each corporate goal has been met, exceeded, or not satisfied. If we achieve the target level of performance for all of the stated goals, the overall corporate performance rating would be 100%. In addition, in assessing corporate performance, the determination of corporate performance may be adjusted upward or downward by the board of directors as deemed appropriate to factor in other significant corporate events, either negative or positive, that occurred during the performance period, but were not reflected in the corporate goals previously set by the board of directors. After taking into account the level of attainment of each corporate goal and such other corporate performance factors as the board of directors may determine appropriate in reviewing performance for a particular year, the board of directors assigns an overall corporate performance rating for the year, which may range from 0% to 200%. A corporate performance rating in excess of 100% can only be achieved if the board of directors determines that the goal achievement for one or many of the goals substantially and qualitatively exceeded the target metrics, or the Organization and Compensation Committee uses its discretion to factor in other significantly positive corporate events that occurred during the performance period. The maximum potential corporate performance rating is 200%. The board of directors receives input and recommendation from the CEO regarding the Company’s performance and determines the final corporate performance rating. The Organization and Compensation Committee then confirms the corporate performance rating for purposes of the Incentive Compensation Plan. The total available bonus pool under the Incentive Compensation Plan is determined by multiplying the corporate performance rating by the aggregate target bonus of all eligible participants, which includes nearly all of the Company’s full-time employees. The aggregate of all individual bonuses awarded under the plan cannot exceed the total available bonus pool so that the total cost of bonuses ultimately reflects our assessment of overall corporate performance and is not inflated by the sum of individual performance ratings.

After the corporate performance rating is determined, the individual performance of each NEO is reviewed by the Organization and Compensation Committee in consultation with Mr. Robin (other than with respect to his own performance) in order to determine the appropriate individual performance percentage rating to be assigned to the executive for the performance period. Mr. Robin’s individual performance is separately reviewed by the Organization and Compensation Committee. Each NEO’s (excluding Mr. Robin’s) actual annual bonus is based on a combination of the corporate performance rating and individual performance. The Incentive Compensation Plan does not provide for a specific allocation or weighting between corporate and individual performance. The actual annual bonus awarded for each NEO (excluding Mr. Robin) is solely determined by the Organization and Compensation Committee based on criteria that includes an assessment of individual performance (as measured by Mr. Robin’s evaluation of the performance of each NEO) and company performance, and the maximum payout for each NEO could be up to 200% of his or her cash target annual incentive (or, by the same token, an individual executive’s award could be reduced to 0% based on individual performance regardless of the corporate performance rating). Mr. Robin’s annual bonus award is directly aligned and based on the corporate performance rating that is approved by the board of directors, which may range from 0% to 200%. Given the dynamic nature of our business, new priorities continually emerge such that the Organization and Compensation Committee wishes to retain the flexibility to tie a varying portion of annual incentive payouts to the individual achievement of a range of objectives.
In December 2024, the board of directors formally approved the 2025 corporate objectives (“2025 Corporate Objectives”) set forth below. The 2025 Corporate Objectives, relative weightings assigned to each of the categories of the objectives, whether the objectives were met, each category’s raw and weighted scores were as follows:
2025 Corporate Objectives Table

Category	Weight	Objective	Results(1)	Category Raw Score	Category Weighted Score
Rezpegaldesleukin	75%	Achieve topline results from REZOLVE-AD and REZOLVE-AA studies that support advancing rezpegaldesleukin in Phase 3 development; and advance CMC and regulatory activities to support Phase 3 initiation.	(a)(2)	1.13-1.17	0.85-0.88
NKTR-0165/ NKTR -0166	10%	Advance NKTR-0165 and NKTR-0166 into clinical development.	(b)(3)	0.5-0.8	0.05-0.08
Financial	15%	Achieve certain business development goals to enhance the Company’s financial position.	(c)(4)	0	0
			Corporate Performance Rating Range		0.90-0.96

(1)	(a) met or exceeded; (b) partially met; (c) not met;
(2)
Objective was exceeded. We achieved statistically significant results from our Phase 2b studies that support advancing rezpegaldesleukin into Phase 3 development with planned initiation of Phase 3 studies of rezpegaldesleukin in atopic dermatitis in mid-2026. We held a successful Type C Pharmacology meeting with the FDA. Phase 3 Drug Substance and comparability studies were completed and submitted as IMPDa and INDA.

(3)
Objective was partially met. For NKTR-0165, all IND-enabling preclinical studies were completed, including GLP toxicology studies. However, an IND submission for NKTR-0165 was not completed. For the NKTR-0166 program, IND-enabling work has been initiated.

(4)
Objective was not met. Although we completed an underwritten public offering of $115 million in 2025 and enhanced our corporate cash position, we did not achieve the specific pre-defined quantitative business financial goals that were initially set at the start of the fiscal year. Therefore, the board of directors did not give credit to this goal.

The weighting of these objectives is reflective of our long-term focus as a research-based development stage biopharmaceutical company as well as our shorter-term business priorities. Our board of directors carefully considers the appropriate mix and weighting of corporate goals that will help motivate the performance of our executives as well as to build long-term growth for our business.

Going into 2025, the Company expected to receive meaningful data catalysts for rezpegaldesleukin from our Phase 2b clinical trials in atopic dermatitis and alopecia areata. Positive results from the REZOVLE-AD and REZOLVE-AA studies would provide support to advance rezpegaldesleukin into further Phase 3 studies and potential commercialization. Given the importance of rezpegaldesleukin, our leading drug candidate, to the Company’s business and prospects, the board of directors believed that prioritizing the success of rezpegaldesleukin and weighing those goals at 75% was appropriate. In addition to our clinical studies, we continue to make investments in our research and development programs in order to build long-term shareholder value. To that end, we expanded our preclinical pipeline in immunology and continued to advance our novel TNFR2 agonist asset, NKTR-0165, as well as developed a unique bispecific antibody, NKTR-0166, that incorporates the TNFR2 agonist epitope and an antagonist epitope. Recognizing the importance of continued investment in the Company’s pipeline, the board of directors also included advancement of NKTR-0165 and NKTR-0166 in the 2025 Corporate Objectives. Given the Company’s stage of development as a biotechnology company, effective cash management is critical to sustaining operations and funding research and clinical activities. Accordingly, the board of directors has historically set annual quantifiable financial objectives intended to extend our cash runway and promote effective financial discipline. Due to commercially confidential and strategically sensitive information, we are unable to disclose the details of these business development and financial goals, but the ultimate objectives were to enhance the Company’s cash position.
Actual Annual Incentives Earned for 2025
Management prepared a report on the status of achievement of the 2025 Corporate Objectives that was reviewed by the board of directors in December 2025. Each of the goals that was “met” had to achieve objective and specified measurement criteria established by the board of directors in the beginning of the year. If the measurement criteria for an objective was not fully met, partial credit was given depending on the level of achievement. As noted in the footnotes to the table, we have highlighted some of the specific achievements made within each objective category that was evaluated by the board of directors in determining whether such Corporate Objective was met. Due to the sensitivity and proprietary nature of our business and certain confidentiality obligations, we cannot specify all of the achievements made by the Company in furtherance of our 2025 Corporate Objectives. Using a raw score range for the achievement of the objectives within each category, and then calculating the weighted score for each category, the 2025 corporate performance rating was between the range of 90% to 96% of the 2025 Corporate Objectives.
However, in determining the final corporate performance achievement for 2025, the board of directors also considered other significant business achievements of the Company in 2025 that were important in building strategic value, but were not foreseen at the start of the year and reflected in the 2025 Corporate Objectives. Given the dynamic nature of scientific research and drug development, priorities and strategies may change and it is important that the Company’s performance is evaluated holistically. In 2025, we achieved a number of additional and notable achievements as described below that were factors in the board of directors determination of the Company’s overall corporate performance rating:
•	We received two Fast Track Designations from the FDA for rezpegaldesleukin in atopic dermatitis and alopecia areata.
•	We successfully initiated Phase 3 study activities and are on track to start the first monotherapy Phase 3 study of rezpegaldesleukin in moderate-to-severe atopic dermatitis in mid-2026.
•
We entered into a collaboration with TrialNet, an international clinical trial network at the forefront of diabetes research, to evaluate rezpegaldesleukin in patients with new onset stage 3 type 1 diabetes mellitus.

•
We partnered with the University of California, San Francisco (UCSF) and Dr. Stephen L. Hauser, M.D., a renowned neuroimmunologist, in an academic research collaboration to explore the role of TNFR2 agonism in several models of multiple sclerosis. The team at UCSF will conduct and fund all research efforts and we will supply NKTR-0165.

•	We strengthened the Company’s financial position by completing an underwritten public offering of $115 million of shares of our common stock and received net proceeds of approximately

$107.2 million, after deducting underwriting discounts, commissions and offering costs. We also completed sales of our common stock under our previously entered equity distribution agreement and received net proceeds of approximately $72.5 million after deducting related commissions and offering costs.
In view of these significant achievements, as well as the Company having met or exceeded and partially met a majority of the 2025 Corporate Objectives, the board of directors approved a corporate performance achievement of 100% for 2025.
The following table shows some of the highlights of each NEO’s performance in 2025. Each NEO’s contributions were instrumental to the Company’s achievement of the above accomplishments and objectives in 2025.

Name	Individual Performance Highlights
Howard W. Robin
•
Directed the Company’s strategy for development of rezpegaldesleukin to achieve positive topline results from the Phase 2b studies of rezpegaldesleukin in moderate-to-severe atopic dermatitis and establish proof-of-concept of rezpegaldesleukin in patients with severe-to-very-severe alopecia areata.
•
Strengthened the Company’s financial position to advance development of rezpegaldesleukin into Phase 3 studies.
•
Generated scientific and market support for the Company and rezpegaldesleukin as a novel therapeutic modality for the potential treatment of atopic dermatitis.

Jonathan Zalevsky
•
Led the analysis and presentation of results from the induction portion of the REZOVLE-AD trial.
•
Guided the Company’s successful End of Phase 2 Meeting and other regulatory communications with the FDA to advance rezpegaldesleukin into Phase 3 studies.
•
Advanced pre-clinical study efforts for the development of NKTR-0165 and NKTR-0166, continuing research discovery efforts across the Company’s first antibody programs targeting novel aspects of Treg biology and function.

The table below includes the actual 2025 bonuses, including as a percentage of the target opportunity, that we awarded the NEOs for 2025. Mr. Robin’s awarded annual incentive is directly aligned to the Company’s corporate performance rating, which was 100%, as determined by the board of directors and discussed above. In determining the annual incentive for each of our other NEOs, our Organization and Compensation Committee considers the Company’s corporate performance rating, as well as each NEO’s individual performance and accomplishments highlighted above, in particular, the significant contributions and efforts each NEO made to the Company’s advancement of rezpegaldesleukin into Phase 3 clinical trials. In consideration of Dr. Zalevsky’s individual performance, including his leadership and contributions to the successful outcomes of the Phase 2b rezpegaldesleukin studies, the Organization and Compensation Committee determined that his 2025 annual incentive amount should be awarded at 105% of his target bonus amount. Ms. Gardiner, our Interim Chief Financial Officer, provides services as an outside consultant and is not employed or directly compensated by us, as further described under “Certain Relationships and Related Party Transactions.” Ms. Gardiner does not participate in our Incentive Compensation Plan and did not receive any bonus payment in 2025.

	2025 Target Annual Incentives		2025 Earned Annual Incentives
Name	(% of Base Salary)	($)	(% of Target Bonus) To the nearest %	($)
Howard W. Robin	100%	$1,106,282	100%	$1,106,282
Mark A. Wilson(1)	60%	$330,480	0%	$0
Jonathan Zalevsky, Ph.D.	60%	$430,536	105%	$452,000

(1)	Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company. Mr. Wilson did not receive any annual incentive compensation for 2025.

LONG-TERM INCENTIVES
In accordance with our objective of aligning executive compensation with our stockholders’ interests, an important component of our executive compensation program are long-term incentive opportunities. Our current long-term incentive program for NEOs generally consists of annual awards of equity compensation that are subject to multi-year time-based vesting schedules as well as performance-based vesting schedules. In some years, we have used a value-based approach for sizing equity awards, consistent with market practices. In more recent years, due to the Company’s depressed valuation and to manage the overall dilution to our shareholders, we adopted a “percent of ownership” approach and granted only stock options as part of our executive equity compensation packages. Given the success of the Company’s rezpegaldesleukin data readouts in 2025 and the Company’s decision to advance rezpegaldesleukin into Phase 3 trials, as well as the Company’s increasing market capitalization, in December 2025, the Organization and Compensation Committee evaluated the optimal approach to set long-term incentive opportunities to manage overall dilution while balancing talent retention and Company performance goals. The committee considered a value-based approach for sizing equity awards in addition to a “percent of ownership” approach and to re-introduce RSU grants. To manage the overall equity pool and the transition to RSUs, the Organization and Compensation Committee determined that both metrics were equally valuable to consider and set the equity grant ranges using the average of a blend of the two metrics. This approach in 2025 allowed us to provide equity grants that remained competitive with market trends in the highly competitive industry while also being mindful of overall dilution for our shareholders. Regardless of the approach, in determining the grant levels for equity awards, we generally consider a number of factors including an assessment of individual performance, competitive market practices, the number of unvested RSUs and stock options held by the executive and average exercise price (i.e., the retention value) of these stock options, the individual’s overall contributions, and stockholder dilution. However, we do not use a formula or assign a particular weight to any one factor in determining equity award levels. The Organization and Compensation Committee awards equity grants at levels it believes in its judgment are reasonably competitive and consistent with our philosophy that a substantial portion of our executives’ compensation should be performance-based and help to further link the interests of our executives with those of our stockholders, as well as to provide a retention incentive for the executive.
2025 Grants
We historically review our executive compensation and grant equity grants in December of each year. The Organization and Compensation Committee conducted their annual review of executive equity grants in December 2025 and evaluated the value of the equity compensation package of our executives, noting that a substantial portion of stock options previously granted to our executives continue to remain underwater while at the same time a decreasing portion of equity previously granted to our executives remain unvested. The Organization and Compensation Committee also considered, among other factors, the strategic goals and resources of the Company, each executives skills, experience and scope of responsibilities, the compensation practices of the Company’s peer group, equity grants previously awarded to each executive, and the recommendation of Aon. As discussed further below, the Organization and Compensation Committee believed that an equity compensation package that included time-based stock options, time-based RSUs and performance-based RSUs would appropriately incentivize our management to perform highly and focus on advancing rezpegaldesleukin through Phase 3 clinical trials in atopic dermatitis while balancing the need to retain critical talent and experienced executives through important future timepoints and topline data readouts for the planned multi-year Phase 3 trials. The Organization and Compensation Committee also took into account the outstanding grants of performance-based equity (as discussed further below) to holistically assess each executive’s overall equity compensation package and ensure that appropriate performance incentives and retention elements were in place to propel the Company through the next stage of rezpegaldesleukin development. Following a recommendation from the Organization and Compensation Committee, the board of directors approved the following equity grants to be awarded to our NEOs in December 2025. Ms. Gardiner did not receive any equity grants in 2025. Mr. Wilson also did not receive any equity grants in 2025 as his employment with the Company terminated on December 31, 2025.

	Time-based Awards		Performance-based Awards
Name	Stock Options (#)	RSUs (#)	RSUs (#)
Howard W. Robin	86,667	21,667	21,667
Jonathan Zalevsky, Ph.D.	25,000	6,250	6,250

Time-Based Stock Options and Time-Based RSUs
The Organization and Compensation Committee believes that granting a combination of time-based stock options and time based RSUs creates a balanced long-term incentive program that promotes both pay-for-performance alignment and executive retention. Stock options provide a direct alignment of executive interests with those of stockholders and motivate executives to achieve value-enhancing objectives for the Company because they provide value only if the Company’s stock prices increase over time and thus, are inherently performance-based. RSUs further complement our equity incentive program by providing a strong retention element as well as equity value to executives, especially during periods of market volatility where the performance of the Company’s stock prices may not be reflective of management performance, which is common at development stage companies where performance can be milestone based and binary in nature and have long horizons. The 2025 time-based stock options vest monthly over four years and the 2025 time-based RSUs vest quarterly over four years, each subject to the executive’s continued service through the vesting date. The multi-year vesting schedules further support and reinforce performance over time, retention, long-term stockholder value creation and continuity of leadership.
Performance-Based RSUs
The Organization and Compensation Committee believes that performance-based RSUs are another important component of the equity vehicle mix that further reinforces pay-for-performance by conditioning the vesting of equity to the achievement of pre-established long-term goals. The performance-based RSUs granted to our executives in 2025 are subject to both time-based vesting (pro-rata quarterly over four years) and performance-based vesting and vest only upon the achievement, within a certain performance period, of defined performance criteria that are tied to our business strategy, which are set forth below. They help create an ownership culture and encourage individual contribution towards measurable performance outcomes and provide strong alignment between executive performance and the Company’s long-term value. The Organization and Compensation Committee selected performance criteria that it believes are rigorous and important towards advancing the Company’s lead drug candidate, rezpegaldesleukin, into potential commercialization.
In order to vest (and subject to the time-based vesting and each executive’s continued service) within four years of grant of the performance-based RSUs, the Company must achieve the following:
•	The achievement of full enrollment (100%) in the Phase 3 monotherapy study 1 and the Phase 3 monotherapy study 2 of rezpegaldesleukin in atopic dermatitis.
The Organization and Compensation Committee believes that our long-term equity incentive compensation in totality provides a balanced approach that promotes long-term strategic execution, appropriate short-term decision making, and helps retain experienced leadership to support the advancement of the Company towards commercial success. In years prior, our executive equity compensation package may have included different components. Given our Company’s changing business developments, growth and priorities, the Organization and Compensation Committee continuously will continue to evaluate our executive compensation program in the best interests of the Company and its shareholders.
Results of Outstanding Grants of Performance-Based Equity
2020-2024 Grants
The performance criteria associated with the performance-based stock options and RSUs granted to our senior executives and NEOs in 2020 have been met. The 2020 performance-based stock options and RSUs granted on December 18, 2020 began vesting after the Organization and Compensation Committee determined on November 20, 2025, that the required performance criteria had been achieved, which was the advancement of a

Nektar proprietary drug (other than bempegaldesleukin) into a registrational trial. In accordance with the terms of the 2020 grants and due to the satisfaction of the time-based vesting criteria of both the performance-based stock options and RSUs, on November 21, 2025 all of the 2020 performance-based stock options and performance-based RSUs vested in full.
In 2020 the Organization and Compensation Committee also introduced a new component to our equity compensation in order to increase the percentage of equity grants to our senior executives that were subject to performance-based conditions and to reflect, at the time, the Company’s maturation into a biopharmaceutical company with a potential commercialized drug. In 2020 and 2021, our senior executives were granted new performance-based RSUs (“TSR RSUs”) that vest between 0% and 200% of the target award based on relative total shareholder return (TSR) performance as measured against the Nasdaq Biotechnology index over a two-year performance period. The performance period for the 2020 TSR RSUs was measured from December 18, 2020 to December 31, 2022 (the “2020 TSR RSU Performance Period”). Following the 2020 TSR RSU Performance Period, the Organization and Compensation Committee engaged Aon to independently determine the Company’s TSR percentile rank within the Nasdaq Biotechnology Index. Aon determined that the Company’s performance measured at the 15th percentile, which pursuant to the terms of the TSR RSUs grant, corresponds to a performance multiplier of 0%. Therefore, the Organization and Compensation Committee determined that none of the 2020 TSR RSUs that were granted to our senior executives and NEOs would vest. Accordingly, all 2020 TSR RSUs granted to our executives were cancelled.
In 2021, our NEOs were granted certain performance-based stock options and RSUs (the “2021 Performance Grants”) that would only vest if the Company achieved the first commercial sale to a third party of bempegaldesleukin intended for use by end-user customers within five years of the award grant date. In anticipation of the expected data readouts in the first half of 2022 for the Phase 3 registrational trials studying bempegaldesleukin in combination with nivolumab and to prioritize achievement of the success of the bempegaldesleukin programs, in 2021 our NEOs also received a one-time grant of performance-based RSUs subject to performance-based vesting conditions (the “Bempegaldesleukin Performance Grants”). In order to vest, by June 1, 2022, the Company had to achieve certain primary endpoint objectives in the Phase 3 melanoma trial studying the combination bempegaldesleukin and nivolumab, which was not achieved. Subsequently, in 2022, we and Bristol Myers Squibb discontinued all clinical development activities of bempegaldesleukin. Although the performance period for the 2021 Performance Grants has not ended yet, due to the termination of our bempegaldesleukin development program, achievement of the performance criteria for the 2021 Performance Grants is no longer realistically feasible. All RSUs granted under Bempegaldesleukin Performance Grants were cancelled. As discussed above, our NEOs were also granted TSR RSUs in 2021. The performance period for the 2021 TSR RSUs was measured from December 16, 2021 to December 31, 2023 (the “2021 TSR RSU Performance Period”). Following the 2021 TSR RSU Performance Period, the Organization and Compensation Committee engaged Aon to determine the Company’s performance mercantile. Based on Aon’s determination of the Company’s percentile performance within the Nasdaq Biotechnology Index, the Organization and Compensation Committee determined that none of the 2021 TSR RSUs that were granted to our senior executives and NEOs would vest. Accordingly, all 2021 TSR RSUs granted to our executives were cancelled.
The performance criteria associated with the performance-based stock options and RSUs granted to our senior executives and NEOs in 2022 have been met. The 2022 performance-based stock options and RSUs granted on August 15, 2022 began vesting after the Organization and Compensation Committee determined on November 18, 2024, that the required performance criteria had been achieved, which was achievement of dosing of the first patient in a clinical collaboration for NKTR-255 in combination with cell therapy with significant co-funding support of approximately 50% of one or more clinical studies and entering into new partnership for NKTR-255 for specific use in combination with cell therapy with narrow exclusivity. In accordance with the terms of the 2022 grants, on December 13, 2024, approximately 3/4th of the performance -based stock options and performance-based RSUs granted vested, which was followed by continued monthly pro-rata vesting and quarterly pro-rata vesting, respectively, of the remainder until August 15, 2025.
The performance criteria associated with the performance-based stock options granted to our senior executives and NEOs in 2023 have been met. The 2023 performance-based stock options granted on December 13, 2023 began vesting after the Organization and Compensation Committee determined on July 17, 2025 that the required performance criteria had been achieved, which was the achievement of positive Phase 2b clinical results for rezpegaldesleukin in either atopic dermatitis or alopecia areata (defined as statistically significant improvement of at least one rezpegaldesleukin dose level over placebo). The Company announced positive results from the induction phase of the REZOLVE-AD trial in June 2025. In accordance with the terms of the 2023 grants, on August 19, 2025, approximately 5/9th of the performance-based stock options granted vested, which will be followed by continued monthly pro-rata vesting of the remainder until December 13, 2026.
The performance criteria associated with each of the performance stock options granted to our senior executives and NEOs in 2024 have not been met and thus, vesting of these performance-based stock options has not occurred. If achieved within five years of the grant, 66% of each executive’s 2024 performance-based stock options will vest at the start of a Phase 3 clinical trial for rezpegaldesleukin and 34% of each executive’s 2024 performance-based stock options will vest upon achievement of positive Phase 3 topline clinical results for rezpegaldesleukin in any indication. If the performance criteria associated with these performance stock options are not satisfied within five years of grant, the equity awards will be cancelled.
OTHER COMPENSATION POLICIES AND PRACTICES
Severance and Change of Control Benefits
If the employment of an NEO is terminated by us without cause or by the executive for a designated good reason outside of the context of a change of control transaction, the executive would be entitled to severance benefits under the applicable agreement he or she entered into with the Company. Generally, these severance benefits include a cash severance payment based on the executive’s then-current annual base salary and the amount of his or her then-current target annual incentive bonus, payment of COBRA premiums for up to a maximum of eighteen (18) months, and an additional period post-termination to exercise vested stock options. In order to attract and retain these NEOs in a competitive environment for highly skilled senior executive talent in the biotechnology and pharmaceutical industry and to provide an incentive to obtain a broad release of claims in favor of the Company, we determined it was often necessary to offer severance benefits in the case of a termination without cause or constructive termination outside the context of a change of control transaction. Many companies provide severance benefits for similar types of terminations of employment, and we believe that it is important for us to offer these severance benefits in order to continue to provide a competitive total compensation program. These NEOs would also be entitled to certain termination benefits upon a termination of employment because of death or disability.
We also maintain a Change of Control Severance Benefit Plan (the “CIC Plan”) that provides the NEOs with certain severance benefits if their employment is terminated in connection with a change of control. The CIC Plan was originally established in 2006, and no amendments have been made to the plan since that time that would increase the severance benefits available under the CIC Plan. Severance benefits under the CIC Plan are structured on a “double-trigger” basis, meaning that, in order to receive benefits under the CIC Plan, the executive must experience a termination without “cause” or resign for “good reason” in connection with a “change of control” (as such terms are defined in the CIC Plan), where termination occurs at the request of a third party in the context of discussions regarding a “change of control” or termination or resignation occurs during the 12 month period following a “change of control”. We believe that these change of control severance benefits are an important element of a competitive total compensation program. Additionally, we believe that providing change of control benefits should eliminate, or at least reduce, any reluctance of our NEOs and other key employees covered by the CIC Plan to diligently consider and pursue potential change of control opportunities that may be in the best interests of our stockholders. At the same time, by providing change of control benefits only upon the occurrence of an additional triggering event occurring in connection with the change of control transaction resulting in a job loss, we believe that this CIC Plan helps preserve the value of our key personnel for any potential acquiring company.
Under the CIC Plan, the executive would be entitled to cash severance payment equal to twelve (12) months of base salary (twenty-four (24) months for Mr. Robin) and the target value of the executive’s annual incentive bonus; (ii) payment by us of the same portion of the executive’s COBRA premiums as we pay for active employees’ group health coverage for up to twelve (12) months (eighteen (18) months for Mr. Robin) following termination; (iii) provision of up to $5,000 for outplacement services received within twelve (12) months following termination; (iv) accelerated vesting of all unvested outstanding stock options and other outstanding equity awards; and (v) except for Dr. Zalevsky, a “gross up” payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code once a 10% cutback threshold is exceeded. The excise tax gross-up was included in the CIC Plan as originally adopted in 2006 to make the participants whole for any adverse tax consequences to which they may become subject under Section 4999 of the Internal Revenue Code and to avoid unintended differences in net severance based on individual factors like the date of hire and past option exercise decisions, which preserves the level of change of control severance protections that we have determined to be appropriate. At the time the CIC Plan was established, we believed this excise tax gross-up protection was a reasonable part of a competitive total compensation package and generally consistent with industry practice at the time. On April 5, 2011, the board of directors amended the CIC Plan to eliminate any “gross up” payments for any excise taxes imposed under Section 4999 of the Internal Revenue Code for participants who became eligible to participate in the CIC Plan on or after January 1, 2010. The board of directors decided to eliminate this tax gross-up provision under the plan for new participants based on its review of current industry practices.
The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs directly employed by the Company.
OTHER BENEFITS FOR NEOS DIRECTLY EMPLOYED BY THE COMPANY
We believe that establishing competitive benefit packages for employees is an important factor in attracting and retaining highly-qualified personnel, including the NEOs. The employee NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability insurance, commuting and parking benefits, wellness benefits, travel and business meeting expenses paid or reimbursed, employee stock purchase plan and the 401(k) plan, in each case generally on the same basis as other employees. We do not offer a tax-qualified defined-benefit pension plan or any non-qualified defined benefit retirement plans, nor do we provide material perquisites to our executives.
OTHER COMPENSATION POLICIES AND PRACTICES
CLAWBACK POLICY
In June 2023, our board of directors adopted the Nektar Therapeutics Compensation Recovery Policy, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. In accordance with rules and regulations of the SEC and Nasdaq listing standards, our policy provides that, in the event that we are required to prepare a material financial restatement, we will recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been based on the restated financials. This policy applies to any incentive compensation that is either granted or paid at any time during the period of three full fiscal years prior to the date on which the financial results applicable to such award or payment are restated.
SECURITY TRADING POLICY
Our Security Trading Policy governs the purchase, sale and other transactions in our securities by our directors, officers and employees, and other covered persons, as well as the Company itself, and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing rules, as applicable. As part of this policy, we prohibit our employees, our executive officers, and the non-employee members of our board of directors from short-term trading, options trading, trading on margin, share pledging, and all hedging transactions with respect to our securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
EQUITY AWARDS GRANT POLICY
As discussed above, the Organization and Compensation Committee reviews our executive compensation at its regularly scheduled meeting in December of each year and then recommends to the board of directors to approve annual equity grants for our executives in December of each year. The Organization and Compensation Committee has also delegated certain limited authority to a committee comprised of management representatives to grant equity awards under our stock incentive plan to employees who are not executive officers or directors of the Company. Historically, we have granted equity awards to non-executive employees in December of each year in connection with annual performance reviews. In addition to the annual grants, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other circumstances. We do not have any policy or practice to grant or determine the terms of equity awards in coordination with release of material non-public information.
During 2025, the board of directors and Organization and Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity awards. We do not time our equity award grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of equity award grants. We also do not time the release of material nonpublic information based on equity award grant dates. During 2025, we did not grant stock options to any of our NEOs during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.
STOCK OWNERSHIP GUIDELINES
Effective January 1, 2019 the Organization and Compensation Committee approved ownership guidelines for our executive officers, such that the CEO should own shares of our common stock equal to at least three times his or her base salary, and the employee NEOs should own shares of our common stock equal to at least one time their base salary. The minimum stock ownership level is to be achieved by each executive officer within five years of the date of his or her appointment to executive officer. As of December 31, 2025, each employee NEO met the minimum stock ownership guidelines or was within the five-year grace period provided by the plan.
TAX AND ACCOUNTING CONSIDERATIONS
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain specified executive officers, including a public corporation’s chief executive officer, chief financial officer and each of the three other most highly compensated executive officers.
Pursuant to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), for years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive is not deductible. In addition, under the Tax Act, once an executive becomes a “covered employee” under Section 162(m) of the Code, the individual will continue to be a “covered employee” as long as he or she remains employed by the company.
In designing our executive compensation program and determining the compensation of our executive officers, including our NEOs, the Organization and Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. While the Organization and Compensation Committee is mindful of the benefit of the full deductibility of compensation, it believes that we should not be constrained by the requirements of Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Organization and Compensation Committee has not adopted a policy that would require that all compensation be deductible, though it does consider the deductibility of compensation when making compensation decisions. The Organization and Compensation Committee may authorize compensation payments that are not fully tax deductible if it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This cost is recognized as an expense following the straight-line attribution method over the requisite service period. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from such awards.

COMPENSATION COMMITTEE REPORT
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.
The Organization and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2025 and in our 2026 proxy statement. This report is provided by the following independent directors, who currently comprise the committee:
Diana Brainard, M.D. — Chairperson
Jeff Ajer
R. Scott Greer

SUMMARY COMPENSATION TABLE—FISCAL 2023-2025

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(3)(4) (e)	Option Awards ($)(5) (f)	Non-Equity Incentive Plan Compensation ($)(6) (g)	All Other Compensation ($) (i)	Total Compensation ($) (j)
Howard W. Robin President and Chief Executive Officer	2025	1,106,282	—	942,081	2,986,535	1,106,282	115,774 (7)	6,256,954
	2024	1,084,590	—	—	1,596,122	976,131	105,850	3,762,693
	2023	1,084,590	—	—	927,160	1,030,361	93,465	3,135,576

Sandra Gardiner(1) Interim Chief Financial Officer	2025						686,400(8)	686,400
	2024	—	—	—	—	—	460,850	460,850
	2023	—	—	—	—	—	376,300	376,300

Mark A. Wilson(2) Former Chief Legal Officer	2025	645,950(9)	—	—	—	—	21,951(10)	667,901
	2024	540,000	—	—	399,030	336,600	21,697	1,297,327
	2023	540,000	—	—	231,790	307,800	20,878	1,100,468

Jonathan Zalevsky, Ph.D. Chief Research and Development Officer	2025	717,560	—	271,750	861,497	452,000	17,551(11)	2,320,358
	2024	703,490	—	—	460,420	431,885	15,825	1,611,620
	2023	703,490	—	—	178,300	400,989	490,585	1,773,364

(1)
Ms. Gardiner was appointed our Interim Chief Financial Officer as of April 17, 2023. Ms. Gardiner is a partner at FLG Partners and provides services as Interim Chief Financial Officer as an outside consultant pursuant to a consulting agreement between the Company and FLG Partners (“Gardiner Consulting Agreement”), and is not employed or directly compensated by the Company.

(2)
Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company. The amount of base salary reported reflects the amount of base salary paid to Mr. Wilson in 2025 up to the last date of his employment with the Company. Mr. Wilson did not receive any grants of stock awards or option awards or non-equity incentive plan compensation in 2025.

(3)
Amounts reported represent the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the closing price of the Company’s common stock on the grant date and excluding the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note 12 of our annual report on Form 10-K for the fiscal year ended December 31, 2025 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.

(4)
50% of the annual Stock Awards (RSUs) granted to the NEOs in 2025 were performance-based with vesting only to the extent a specified performance-based vesting condition is satisfied within four years of grant. If the performance-based vesting condition is satisfied, then the performance-based Stock Awards also remain subject to a time-based vesting requirement. The amounts reported in the “Stock Awards” column of the table for 2025 include the grant date fair value of performance-based RSUs for the year, based on the probable outcome (determined as of the grant date in accordance with generally accepted accounting principles) of the performance-based conditions applicable to the awards. The grant date fair value of the performance-based RSUs for 2025, based on maximum outcome of the performance-based conditions appliable to the awards were: $ 942,081.16 for Mr. Robin and $271,750 for Dr. Zalevsky.

(5)
Amounts reported represent the aggregate grant date fair value of the stock options granted in the applicable year computed in accordance with FASB ASC Topic 718, which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note 12 of our annual report on Form 10-K for the fiscal year ended December 31, 2025 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.

(6)
Amounts reported for 2023, 2024, 2025 represent amounts earned under the Incentive Compensation Plan for that year or, for Mr. Robin, under his amended and restated offer letter effective as of December 1, 2008.

(7)
Includes (i) life insurance premiums of $51,101, (ii) group term life insurance premiums of $50,723, (iii) a $12,000 contribution to the Company’s 401(k) plan, and (iv) $1,950 for long term disability post tax.

(8)	Consists of consulting fees paid to FLG Partners, LLC, pursuant to the Gardiner Consulting Agreement, in connection with Ms. Gardiner’s services as Interim Chief Financial Officer.
(9)	Includes payment to Mr. Wilson upon his departure from the Company for accrued and unused paid time off in accordance with Company policy.
(10)
Includes (i) life insurance premiums of $1,449, (ii) group term life insurance premiums of $2,902, (iii) a $12,000 contribution to the Company’s 401(k) plan, (iv) a $3,650 contribution to the Health Savings Account and (v) $1,950 for long term disability post tax.

(11)	Includes (i) life insurance premiums of $784, (ii) group term life insurance premiums of $2,880, (iii) a $12,000 contribution to the Company’s 401(k) plan, and (iv) a $1,887 10-year service award.

Description of Employment Agreements
Each of the NEOs, other than Ms. Gardiner, has entered into our standard form of employment agreement and an offer letter or letter agreement. The form of employment agreement provides for protective covenants with respect to confidential information, intellectual property and assignment of inventions and also sets forth other standard terms and conditions of employment. The offer letter agreements do not provide for any minimum or guaranteed term of employment. To the extent a NEO entered into a letter agreement with us, the letter agreement(s) establish the compensation arrangements following separation from us under certain circumstances. Please see “Potential Payments upon Termination or Change of Control” below for more information on these separation arrangements.

GRANTS OF PLAN BASED AWARDS IN 2025
The following table shows, for the fiscal year ended December 31, 2025, certain information regarding grants of plan-based awards to the NEOs(1).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(5) (j)	Exercise or Base Price of Option Awards ($/sh)(6) (k)	Grant Date Fair Value of Stock and Option Awards ($)(7) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Howard W. Robin
Annual Incentive Award	N/A		1,106,282	2,212,564
Stock Options	12/22/2025								86,667	$43.48	$2,986,535
Restricted Stock Units	12/22/2025					21,667
Restricted Stock Units	12/22/2025							21,667			$942,081

Jonathan Zalevsky
Annual Incentive Award	N/A		430,536	861,072
Stock Options	12/22/2025								25,000	$43.48	$861,497
Restricted Stock Units	12/22/2025					6,250
Restricted Stock Units	12/22/2025							6,250			$271,750

(1)
Ms. Gardiner did not receive any equity grants in 2025 and does not participate in our Incentive Compensation Plan. Mr. Wilson , our former Chief Legal Officer, did not receive any Annual Incentive Award or equity grants in 2025 because his employment with the Company ended on December 31, 2025.

(2)
Amounts reported represent the potential short-term incentive compensation amounts payable for our 2025 fiscal year under our Incentive Compensation Plan (or for Mr. Robin, the potential amounts payable under his offer letter). The amounts reported represent each NEO’s target and maximum possible payments for 2025. Because actual payments to the NEOs could range from 0% to 200% of their target bonus, no threshold payment amount has been established for the NEOs. The actual short-term incentive bonus amount earned by each NEO for 2025 is reported in Column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table—Fiscal 2023-2025 above.

(3)
The performance-based RSU grants are subject to both a four-year time-based vesting requirement (quarterly pro-rata vesting) and the achievement of specified performance criteria within four years of grant. There are no thresholds or maximums for such performance-based RSUs. For additional information regarding these equity awards, see the Outstanding Equity Awards At Fiscal Year-End For 2025, below.

(4)	These RSU grants are subject to a four-year quarterly pro-rata time vesting requirement.
(5)	These stock option grants are subject to a four-year monthly pro-rata time vesting requirement.
(6)	The exercise price is the closing price of our common stock on the date of grant.
(7)
See Note 12 of our annual report on form 10-K for the fiscal year ended December 31, 2025 for the relevant assumptions used to determine the grant date fair value of the stock options granted during 2025. The grant date fair value of the RSUs was based on the closing price of our common stock on the grant date. The amounts reflected in this column for RSUs granted during 2025 that are subject to performance-based vesting conditions represent the grant date fair value of these awards based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based conditions applicable to the awards.

DESCRIPTION OF PLAN-BASED AWARDS
Time-Based Stock Options. Each time-based stock option granted to the NEOs during 2025 may be exercised to purchase the designated number of shares of our common stock at an exercise price equal to the closing price of the underlying common stock on the grant date. Each NEO’s time-based stock option award granted in 2025 has a maximum term of eight (8) years and is subject to a vesting schedule that requires the executive’s continued service through the vesting date. The 2025 stock option awards granted to the NEOs will vest on a monthly pro-rata basis over a four-year period following the grant date, subject to the executive’s continued service through the vesting date.
Time-Based Restricted Stock Units. Each NEO’s time-based RSU award granted in 2025 is subject to a vesting schedule that requires the executive’s continued service through the vesting date. The 2025 RSU annual awards granted to the NEOs will vest on a quarterly pro-rata basis over a four-year period following the grant date, subject to the executive’s continued service through the vesting date.
Performance-Based Restricted Stock Units. Each NEOs performance-based RSUs granted in 2025 is subject to both time-based quarterly pro-rata basis vesting over a four-year period following the grant date, plus a separate performance condition that must also be achieved within four years of the grant date before the RSU is released. The performance criteria for the 2025 performance-based RSU is the achievement of full enrollment (100%) in the Phase 3 monotherapy study 1 and the Phase 3 monotherapy study 2 of rezpegaldesleukin in atopic dermatitis.
Any stock options or RSUs that are unvested upon an NEO’s termination of continuous employment or services will be forfeited without any value, unless the termination of continuous service is a result of death, in which event, subject to any restrictions in the stock option agreement or equity incentive plan, the stock option would become fully vested and exercisable as of the date of death. For Mr. Robin, in accordance with his letter agreements, if any stock options are unvested upon a termination of continuous employment as a result of a disability, 50% of the unvested stock options would become fully vested and exercisable as of the date of termination. In accordance with the letter agreements described above, any stock options that are vested upon termination of continuous service by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan) will remain outstanding and exercisable for eighteen (18) months for Mr. Robin and three (3) months for Dr. Zalevsky. This exercise period is also twelve (12) months if the termination of employment or continuous services is because of disability and is eighteen (18) months if the termination is a result of death. We also have the discretion to extend the applicable exercise period in connection with other terminations of employment. Any vested stock options that are not exercised within the applicable post-termination of employment exercise period will terminate.
Under the terms of our 2017 Amended and Restated Performance Incentive Plan (2017 Plan), if there is a change of control of the Company, outstanding awards granted under the plan will generally become fully vested and, in the case of stock options, exercisable, unless the Organization and Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any stock options that become vested in connection with a change of control generally must be exercised prior to the change of control, or they will be cancelled in exchange for the right to receive a cash payment in connection with the change of control transaction. In addition, outstanding awards held by our NEOs may vest, upon certain terminations of the NEO’s employment without cause or for a good reason resignation in connection with a change of control and in connection with terminations of employment resulting from disability or death. Please see the “Potential Payments Upon Termination or Change of Control” section below for a description of the vesting that may occur in such circumstances.
In 2025 each NEO’s stock option and RSU award was granted under, and is subject to the terms of, the 2017 Plan. The plan is administered by the Organization and Compensation Committee, and this committee has the ability to interpret and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding equity awards to reflect certain corporate transactions and making provision to ensure that participants satisfy any required withholding taxes.
The NEOs are not entitled to any dividend equivalent rights on their stock option or RSU awards, and stock option and RSU awards are generally only transferable to a beneficiary of an NEO upon his death.
Short-Term Incentive Compensation. For 2025, all of the NEOs directly employed by the Company, were eligible to earn a short-term incentive compensation payment under the Incentive Compensation Plan or, for

Mr. Robin, under an arrangement that mirrors the Incentive Compensation Plan in his amended and restated offer letter effective as of December 1, 2008. These opportunities are reflected in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the table above. Please see “Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Short-Term Incentive Compensation” for a description of the material terms of the Incentive Compensation Plan and Mr. Robin’s related short-term incentive compensation arrangement. In 2025 each NEO (other than Ms. Gardiner and Mr. Wilson) received an incentive cash compensation payment for the 2025 performance period based on the Company’s achievement of corporate performance objectives and, except for Mr. Robin, his individual performance. As previously discussed, Mr. Robin’s annual bonus is determined based solely on the Company’s corporate performance rating approved by the board of directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2025
The following table includes certain information with respect to the value of all unexercised stock options and outstanding equity awards previously awarded to the NEOs as of December 31, 2025.

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(3) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4) (j)
Howard W. Robin	12/14/2018	9,223			547.65	12/13/2026
	12/14/2018	9,223			547.65	12/13/2026
	12/12/2019	11,176			326.85	12/11/2027
	12/12/2019	11,176			326.85	12/11/2027
	12/12/2019	2,973			326.85	12/11/2027
	12/18/2020	12,710			281.25	12/17/2028
	12/18/2020	12,710			281.25	12/17/2028
	12/16/2021	14,916			198.30	12/15/2029
	12/16/2021			14,916(5)	198.30	12/15/2029
	12/16/2021								8,403(6)	355,279
	08/15/2022	54,750			73.65	08/14/2030
	08/15/2022	54,750			73.65	08/14/2030
	12/13/2023	57,768	28,898(7)		7.48	12/12/2031
	12/13/2023	57,768	28,898(8)		7.48	12/12/2031
	12/13/2024	21,660	65,006(9)		15.15	12/12/2032
	12/13/2024			86,666(10)	15.15	12/12/2032
	12/22/2025		86,667(9)		43.48	12/21/2033
	12/22/2025						21,667(11)	916,081
	12/22/2025								21,667(12)	916,081
Sandra Gardiner(1)
Mark A. Wilson(2)	12/14/2018	681			547.65	3/31/2026
	12/12/2019	2,386			326.85	3/31/2026
	12/12/2019	2,386			326.85	3/31/2026
	12/12/2019	773			326.85	3/31/2026
	12/18/2020	3,400			281.25	3/31/2026
	12/18/2020	3,400			281.25	3/31/2026
	12/16/2021	4,476			198.30	3/31/2026
	08/15/2022	22,125			73.65	3/31/2026
	08/15/2022	22,125			73.65	3/31/2026
	12/13/2023	14,424			7.48	3/31/2026
	12/13/2023	14,424			7.48	3/31/2026
	12/13/2024	5,412			15.15	3/31/2026

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(3) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4) (j)
Jonathan Zalevsky, Ph. D.	12/14/2018	3,226			547.65	12/13/2026
	12/14/2018	3,226			547.65	12/13/2026
	10/01/2019	10,000			276.45	9/30/2027
	12/12/2019	4,770			326.85	12/11/2027
	12/12/2019	4,770			326.85	12/11/2027
	12/12/2019	1,340			326.85	12/11/2027
	12/18/2020	4,766			281.25	12/17/2028
	12/18/2020	4,766			281.25	12/17/2028
	12/16/2021	6,266			198.30	12/15/2029
	12/16/2021			6,266(5)	198.30	12/15/2029
	12/16/2021								3,530(6)	149,248
	08/15/2022	18,000			73.64	08/14/2030
	08/15/2022	18,000			73.64	08/14/2030
	12/13/2023	11,098	5,568(7)		7.48	12/12/2031
	12/13/2023	11,098	5,568(8)		7.48	12/12/2031
	12/13/2024	6,240	18,760(9)		15.15	12/12/2032
	12/13/2024			25,000(10)	15.15	12/12/2032
	12/22/2025		25,000(9)		43.48	12/21/2033
	12/22/2025						6,250(11)			264,250
	12/22/2025								6,250(12)	264,250

(1)
Ms. Gardiner was appointed our Interim Chief Financial Officer as of April 17, 2023. Ms. Gardiner is a partner at FLG Partners and provides services as Interim Chief Financial Officer as an outside consultant pursuant to a consulting agreement between the Company and FLG Partners and is not employed or directly compensated by the Company. Ms. Gardiner has not received any equity awards.

(2)
Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company. All stock options and RSUs awarded to Mr. Wilson that were unvested as of December 31, 2025 were forfeited.

(3)
The expiration date shown is the normal expiration date occurring on the eighth anniversary of the grant date, which is the latest date that the stock options may be exercised. Stock options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control. Due to Mr. Wilson’s termination of employment and pursuant to the terms of the stock option award agreements, Mr. Wilson’s vested stock options expire on March 31, 2026, which is three months after his last date of employment with the Company.

(4)	Restricted stock unit market value is calculated based on $42.28 per share, the closing price of our common stock on December 31, 2025.
(5)
The performance-based stock options are subject to both a four-year time-based vesting requirement (monthly pro-rata vesting) and the achievement of specified performance criteria within five years of grant, subject to the executive’s continued service through each vesting date. The underlying performance criteria is tied to the achievement of commercial sale of bempegaldesleukin and because of our termination of all clinical development activities of bempegaldesleukin, the achievement of these performance criteria is no longer realistically feasible.

(6)
The performance-based RSUs are subject to both a three year time-based vesting requirement (quarterly pro-rata vesting) and the achievement of specified performance criteria within five years of grant, subject to the executive’s continued service through each vesting date. The underlying performance criteria is tied to the achievement of commercial sale of bempegaldesleukin and because of our termination of all clinical development activities of bempegaldesleukin, the achievement of these performance criteria is no longer realistically feasible.

(7)	The stock options vest pro-rata on a monthly basis over a period of three years from the date of grant, subject to the executive’s continued service through each vesting date.
(8)
The performance-based stock options are subject to both a three-year time-based vesting requirement (monthly pro-rata vesting) and the achievement of specified performance criteria within three years of grant, subject to the executive’s continued service through each vesting date. The Organization and Compensation Committee determined on July 17, 2025 that all required performance criteria had been achieved. In accordance with the terms of the grant, on August 19, 2025, approximately 5/9th of the performance-based stock options granted vested, which will be followed by continued monthly pro-rata vesting of the remainder.
(9)	The stock options vest pro-rata on a monthly basis over a period of four years from the date of grant, subject to the executive’s continued service through each vesting date.
(10)
The performance-based stock options are subject to both a five-year time-based vesting requirement (monthly pro-rata vesting) and the achievement of specified performance criteria within five years of grant, subject to the executive’s continued service through each vesting date.

(11)	The RSUs vest pro-rata on a quarterly basis over a four-year period from the date of grant.
(12)
The performance-based RSUs are subject to both a four-year time-based vesting requirement (monthly pro-rata vesting) and the achievement of specified performance criteria within four years of grant, subject to the executive’s continued service through each vesting date.

OPTION EXERCISES AND STOCK VESTED IN 2025
The following table includes certain information with respect to the exercise of stock options and vesting of stock awards held by the NEOs during the fiscal year ended December 31, 2025.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Howard W. Robin	—	—	20,802	624,099
Sandra Gardiner	—	—	—	—
Mark A. Wilson(3)	—	—	7,449	199,532
Jonathan Zalevsky, Ph.D.	—	—	7,166	222,998

(1)
The value realized upon the exercise of stock options is calculated by (a) subtracting the stock option exercise price from the market price on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying the stock options exercised.

(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the market price on the vest date.
(3)	Mr. Wilson served as our Chief Legal Officer until December 31, 2025, the last date of Mr. Wilson’s employment with the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following section describes the benefits that may become payable to the employee NEOs in connection with their termination of employment with us or in connection with a change of control. Please see “Compensation Discussion and Analysis—Severance and Change of Control Benefits” for a discussion of how the payments and benefits presented below were determined.
Severance Benefits—No Change of Control
Mr. Robin is a party to a certain letter agreement, which includes provisions for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without Cause or by the executive for a Good Reason Resignation (as defined in the CIC Plan and described below), Mr. Robin would be entitled to the following severance benefits: (i) a cash severance payment equal to his total annual cash compensation target (including base salary and the target value of his annual incentive bonus, as such bonus target may be adjusted downward to take into account our performance through the fiscal quarter preceding termination), (ii) an extension of the exercise period for the vested and unexercised portion of all outstanding stock options held by him for up to eighteen (18) months following termination and (iii) payment of all applicable COBRA premiums for one year following the termination date. In order to receive the severance benefits described above, Mr. Robin must first execute an effective waiver and release of claims in favor of us. Mr. Robin’s cash severance payment would ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.
Neither Dr. Zalevsky is, nor Mr. Wilson during his employment with the Company was, a party to a letter agreement or our standard form executive employment agreement that provides for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without Cause or by the executive for a Good Reason Resignation (as defined in the CIC Plan and described below), Dr. Zalevsky and Mr. Wilson may be entitled to the following severance benefits: (i) a negotiated cash severance payment, (ii) an extension of the exercise period for the vested and unexercised portion of all outstanding stock options held by them for up to three (3) months following termination (pursuant to the terms of the Company’s stock option agreement) and (iii) payment of all applicable COBRA premiums for a negotiated period of time following the termination date. In order to receive the severance benefit described above, Dr. Zalevsky and Mr. Wilson must first execute an effective waiver and release of claims in favor of us. Dr. Zalevsky’s and Mr. Wilson’s cash severance payment would ordinarily be paid in a lump-sum within 60 days following their separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.
Mr. Wilson did not receive any severance benefits or any other payments in connection with his departure from the Company on December 31, 2025. All vested and unexercised options held by Mr. Wison remained exercisable until March 31, 2026, if not earlier expired or otherwise terminated. All unvested equity held by Mr. Wilson ceased vesting upon the termination of his employment on December 31, 2025 and were forfeited and cancelled.
If an NEO’s employment with us terminates due to death, the executive’s outstanding unvested stock options will become fully vested and will be exercisable for up to eighteen months following termination pursuant to the terms of the Company’s equity incentive compensation plans and agreement, and the NEO’s RSUs will become fully vested and released. In addition, in the case of Mr. Robin, the executive’s estate would be entitled to a pro-rata portion of the target annual incentive bonus for the year in which his death occurred.
If an NEO terminates employment with us as a result of disability, vested stock options will be exercisable for up to twelve months following termination pursuant to the terms of the Company’s stock option agreement. For Mr. Robin, he is also entitled to have 50% of outstanding unvested stock options become fully vested upon disability for stock options granted under the equity plan in place at time of grant in accordance with the terms and conditions of his offer letter agreement. The NEO’s unvested RSUs are forfeited. In addition, pursuant to his offer letter agreement, Mr. Robin would be entitled to receive a pro-rata portion of his target annual incentive bonus for the year of termination in the event of a termination due to disability.
Pursuant to our standard form employment agreement, following a termination of employment, each NEO will be subject to an indefinite restriction on the disclosure of our confidential information and a one-year non-solicitation restriction covering our customers and employees.

The following table lists the estimated amounts that would become payable to each of the NEOs under the circumstances described above, assuming that the applicable triggering event occurred on December 31, 2025. Mr. Wilson is not included in the table below due to his departure from the Company on December 31, 2025.

Executive & Triggering Event	Estimated Value of Cash Severance ($)	Estimated Value of COBRA Benefits ($)(1)	Estimated Value of Vesting Acceleration ($)(2)	Estimated Value of Pro-Rata Bonus ($)	Value Total ($)
Howard W. Robin
Without Cause or Good Reason	2,212,564	70,407	—	—	2,282,971
Disability	—	—	4,156,802	1,106,282	5,283,084
Death	—	—	8,313,603	1,106,282	9,419,885
Sandra Gardiner	—	—	—	—	—
Jonathan Zalevsky, Ph.D.(3)
Without Cause or Good Reason	—	—	—	—	—
Disability	—	—	—	—	—
Death	—	—	2,252,490	—	2,252,490

(1)	The value of COBRA benefits are based upon actual rates as of December 2025
(2)
For purposes of this table, we have assumed that (i) the price per share of our common stock is equal to the closing price per share on the last trading day of the fiscal year ended December 31, 2025 ($42.28), (ii) the value of any stock options that may be accelerated is equal to the full “spread” value of such awards on that date, and (iii) the value of any RSUs that may be accelerated is equal to the underlying shares multiplied by $42.28.

(3)
Dr. Zalevsky is not a party to a letter agreement or our standard form executive employment agreement that provides for agreed to severance benefits upon certain terminations of employment that are not related to a change of control.

Severance Benefits—Change of Control
Each of the employee NEOs is covered under the CIC Plan. The CIC Plan provides for certain severance benefits to these executives and our other employees covered by the plan upon certain terminations of employment occurring in connection with a change of control of us.
If a change of control of the Company occurs, each employee NEO will be entitled to severance benefits under the CIC Plan if the executive’s employment is terminated by us or a successor company without Cause or by the executive for Good Reason Resignation (as defined in the CIC Plan), in each case within a period generally beginning on the date the agreement providing for a change of control is executed and ending twelve months following the change of control. Severance benefits under the CIC Plan include: (i) a cash severance payment equal to twelve (12) months of base salary (twenty-four (24) months for Mr. Robin) and the target value of the executive’s annual incentive bonus; (ii) payment by us of the same portion of the executive’s COBRA premiums as we pay for active employees’ group health coverage for up to twelve (12) months (eighteen (18) months for Mr. Robin) following termination; (iii) provision of up to $5,000 for outplacement services received within twelve (12) months following termination; (iv) accelerated vesting of all outstanding stock options and other outstanding equity awards; and (v) other than in the case of Dr. Zalevsky, a “gross up” payment to compensate the executive for excise taxes (if any) on payments that are considered “parachute payments” under Section 280G of the Internal Revenue Code and therefore subject to an excise tax imposed under Section 4999 of the Code, but only to the extent the excise tax cannot be avoided by reducing the severance benefits by an amount not exceeding 10% such that the executive receives a greater-after tax amount as a result of the “cut-back” in benefits. In April 2011, the board of directors amended the CIC Plan so that this “gross up” benefit is not available for new hires following January 1, 2010 but is grandfathered for employees who joined the CIC Plan before that date so long as they are not promoted to a position such that he or she would be entitled to additional benefits under the plan. Accordingly, Dr. Zalevsky is not entitled to this “gross up” benefit as he joined the CIC Plan after January 1, 2010. In order to receive the severance benefits described above, the executive must first execute an effective waiver and release of claims in favor of us pursuant to a separation and release agreement. Each executive’s cash severance payment will ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

For the purposes of the CIC Plan, a Good Reason Resignation means a resignation upon the occurrence of one or more of the following events: (i) assignment of any authority, duties or responsibilities that results in a material diminution in the executive’s authority, duties or responsibilities as in effect immediately prior to the change of control; (ii) assignment to a work location more than 50 miles from the executive’s immediately previous work location, unless such reassignment of work location decreases the executive’s commuting distance from his or her residence to the executive’s assigned work location; (iii) a material diminution in the executive’s monthly base salary as in effect on the date of the change of control or as increased thereafter; (iv) notice to the executive by us or the successor company during the 12-month period following the change of control that the executive’s employment will be terminated under circumstances that would trigger severance benefits under the CIC Plan but for the designation of a date for termination that is greater than 12 months following the change of control and (v) for Mr. Robin, if he does not serve in his same position in the successor company or is not appointed to the board of directors of the successor company. In order for a Good Reason Resignation to occur, the executive must first give us timely written notice of the grounds for good reason resignation, and we must have failed to cure such condition after a period of 30 days.
Pursuant to the CIC Plan, the separation and release agreement that each of the NEOs will be required to execute to receive severance benefits under the plan will also require each executive to agree to continue to be subject to the restrictions on the disclosure of our confidential information in his or her employment agreement, to non-solicitation restrictions and to certain other restrictions.
Had a change of control occurred (where outstanding equity awards were assumed, continued or substituted by a successor entity) during the 2025 fiscal year and had the employment of each of the NEOs terminated on December 31, 2025 under one of the qualifying circumstances described above, each executive would have been entitled to receive the estimated benefits set forth in the table below. Mr. Wilson is not included in the table below due to his departure from the Company on December 31, 2025.

Executive & Triggering Event	Estimated Value of Cash Severance ($)	Estimated Value of Welfare and Outplacement Benefits ($)(1)	Estimated Value of Vesting Acceleration ($)(2)	Estimated Amount Forfeited by Executive ($)(3)	Estimated Value of Excise Tax Gross-Up ($)	Estimated Total ($)
Howard W. Robin	$4,425,128	$106,110	$8,313,603	—	—	$12,844,840
Jonathan Zalevsky, Ph.D.	$1,148,096	$49,155	$2,252,490	—	—	$3,449,741

(1)	This amount includes estimated COBRA premiums based upon actual rates as of December 2025 and up to $5,000 for outplacement services.
(2)
Pursuant to the terms of our equity compensation plans, these NEOs would also have been entitled to this same full equity acceleration (i) if a corporate transaction (as defined in the applicable plan) occurred and the surviving or acquiring corporation refused to assume outstanding equity awards or substitute similar replacement awards for outstanding equity awards or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the combined voting power of our shares in a transaction that is not a corporate transaction as defined in the applicable plan. For purposes of this table, we have assumed that (i) the price per share of our common stock is equal to the closing price per share on the last trading day of the fiscal year ended December 31, 2025 ($42.28), (ii) the value of any stock options that may be accelerated is equal to the full “spread” value of such awards on that date, and (iii) the value of any RSUs that may be accelerated is equal to the underlying shares multiplied by $42.28.

(3)	Executives with a gross-up provision are required to forfeit payments up to 10% if it will avoid an excise tax exposure.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
2025	6,256,954	14,140,399	1,224,886	1,923,109	16.58	124.75	(164)
2024	3,762,693	5,354,245	1,123,266	1,427,279	5.47	93.49	(119)
2023	3,135,576	(773,200)	1,122,330	(2,644)	3.32	94.03	(276)
2022	11,275,830	(8,738,814)	3,091,330	(3,426,582)	13.29	89.90	(368)
2021	11,153,616	8,032,023	4,377,734	3,290,039	79.47	100.02	(524)

(1)	Howard W. Robin was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024-2025
Gil M. Labrucherie	Gil M. Labrucherie	Jillian B. Thomsen	Sandra Gardiner
Mark A. Wilson	Jillian B. Thomsen	Sandra Gardiner	Mark A. Wilson
Jonathon Zalevsky	Mark A. Wilson	Mark A. Wilson	Jonathan Zalevsky
John Northcott	Jonathon Zalevsky	Jonathon Zalevsky
John Northcott

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	6,256,954	(3,928,616)	11,812,061	14,140,399

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,224,886	(377,749)	1,075,972	1,923,109

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	4,719,276	4,839,837	—	2,252,948	—	11,812,061

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non- PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	453,773	415,572	—	366,491	(159,864)	1,075,972

4.
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Form 10-K for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the five most recently completed fiscal years for the Company.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

We believe that our compensation structure supports our business strategy while successfully aligning executive focus and interests with those of the Company and our stockholders. We seek to incentivize long-term performance and achievement of milestones that are important to building sustained success for the Company.
Our compensation structure includes several elements that collectively provide an effective compensation strategy that supports our philosophy of pay for performance. As discussed in the Compensation Discussion and Analysis section, the performance-based component of our NEOs’ compensation is tied to the achievement of critical objective, performance milestones and annual corporate goals, which we believe provides strong performance incentives to our executives.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
The following table represents aggregate fees billed to us for fiscal years ended December 31, 2025 and December 31, 2024 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2025	2024
Audit Fees	$1,851,987	$1,641,815
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	5,200
Total	$1,851,987	$1,647,015

Audit Fees. This category consists of fees related to the audit of our annual consolidated financial statements, review of interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit, registration statements and other regulatory filings.
Audit Related Fees. This category consists of fees related to assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees above.
Tax Fees. This category consists of fees related to services provided for international tax compliance and tax consultation services.
All Other Fees. This category consists of fees related to accessing Ernst & Young LLP’s online research database in 2025 and 2024.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Prior to Ernst & Young LLP rendering services other than audit services, the Audit Committee would review and approve such non-audit services only if such services were compatible with maintaining Ernst & Young LLP’s status as our independent registered public accounting firm.
The Audit Committee approved all fees described above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.
The Audit Committee is currently comprised of three non-employee directors, R. Scott Greer, the Chairperson of the committee, Jeff Ajer, and Roy A. Whitfield. Our board of directors determined that Mr. Greer, Mr. Ajer, and Mr. Whitfield meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the board of directors determined that Mr. Greer qualifies as Audit Committee financial experts as defined by SEC rules. The Audit Committee has the responsibility and authority described in the Nektar Therapeutics Audit Committee Charter, which has been approved by the board of directors. A copy of the Audit Committee Charter is available on our website at www.nektar.com.
The Audit Committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2025 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our independent registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The Audit Committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has discussed with Ernst & Young LLP that firm’s independence from management and our Company, including the matters in the written disclosures and the letter regarding independence from Ernst & Young LLP required by applicable requirements of the PCAOB. The Audit Committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the annual report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
Audit Committee
R. Scott Greer – Chairperson
Jeff Ajer
Roy A. Whitfield

OTHER MATTERS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ADDITIONAL INFORMATION
Our website address is http://www.nektar.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC is available without charge upon written request to: Secretary, Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158.

By Order of the Board of Directors

/s/ Elizabeth Zhang
Elizabeth Zhang
Vice President, Legal and Secretary

April 24, 2026

Exhibit A

NEKTAR THERAPEUTICS

AMENDMENT TO
AMENDED AND RESTATED
2017 PERFORMANCE INCENTIVE PLAN
In accordance with the provisions of the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (as amended from time to time, the “Plan”), the Plan is hereby amended as follows:
1.	Section 4.2(1) of the Plan is hereby deleted in its entirety and replaced with the following:
“7,346,666 shares of Common Stock, less”
2.	Section 4.2(a) of the Plan is hereby deleted in its entirety and replaced with the following
“The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 7,346,666 shares.
3.	Except as modified herein, the Plan is not modified in any respect and remains in full force and effect.
Approved by the Board of Directors: March 19, 2026
Approved by the Stockholders: June  , 2026
A-1

NEKTAR THERAPEUTICS
ATTN: SECRETARY
455 MISSION BAY BOULEVARD SOUTH
SAN FRANCISCO, CA 94158

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93501-P46749-Z92127 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEKTAR THERAPEUTICS

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	**For**	**Against**	**Abstain**
1a. Howard W. Robin	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	**No**
Please indicate if you plan to attend this meeting by live webcast.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

V93502-P46749-Z92127

The undersigned hereby appoints Howard W. Robin and Elizabeth Zhang, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Nektar Therapeutics which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Nektar Therapeutics to be held on Thursday, June 4, 2026 at 2:00 p.m. Pacific Time by live webcast at www.virtualshareholdermeeting.com/NKTR2026 only (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions specified on the reverse side, with discretionary authority as to any and all matters that may properly come before the meeting. You hereby revoke all proxies previously given.

Unless a contrary direction is indicated, this Proxy will be voted FOR the nominee listed in Proposal 1, and FOR Proposals 2, 3 and 4, as more specifically indicated in the Proxy Statement, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any continuation, adjournment or postponement thereof.

If you vote by telephone or Internet, you do not need to mail back this Proxy.

Continued and to be signed on reverse side